Exhibit 99.2
Risks Related to Our Technology, Products and Manufacturing
We face significant barriers in our attempts to produce our energy storage products, certain of our energy storage products are still under development, and we may not be able to successfully develop our energy storage products at commercial scale. If we cannot successfully overcome those barriers, our business will be negatively impacted and could fail.
Producing sodium-ion battery energy storage systems ("BESS") and long-duration iron flow batteries that meet the requirements for wide adoption by commercial and utility-scale energy storage applications is a difficult undertaking. We are still assessing the technology related to sodium-ion BESS, in the early stage of commercialization for long-duration iron flow batteries and have faced and may continue to face significant challenges in completing the development of our various energy storage products and in producing our energy storage products in commercial volumes. In addition, some of the challenges that could prevent the successful scaling of our iron flow battery products and sodium-ion BESS, if developed, include difficulties with (i) increasing manufacturing capacity to produce the volume of cells needed for our energy storage products, (ii) installing and optimizing higher volume manufacturing equipment, (iii) packaging our batteries to ensure adequate cycle-life, (iv) cost reduction, (v) qualifying new vendors and subcomponents, (vi) expanding supply chain capacity, (vii) the completion of rigorous and challenging battery safety testing required by our customers or partners, including but not limited to, performance, life and abuse testing and (viii) the development of our products and the final manufacturing processes and specifications related to our products.
As of June 23, 2026, we had limited deployment of our long-duration iron flow batteries and there may be significant yield, cost, performance and manufacturing process challenges to be solved as we ramp up commercial production and use. Our core technology components are also still under development for integration into third-party systems. We have encountered and are likely to further encounter engineering challenges as we seek to increase the capacity, duration, efficiency and reliability of our batteries. If we are not able to overcome these barriers in developing and producing our sodium-ion BESS or iron flow batteries, our business could fail. If the performance characteristics or other specifications of the batteries fall short of our targets, our sales, product pricing and margins would likely be adversely affected.
Demand for our sodium-ion BESS, if developed, may not materialize as anticipated.
The market opportunity for sodium-ion BESS, if developed, may not materialize as anticipated. We have identified potential sodium-ion BESS opportunities. However, these opportunities are based on preliminary discussions, indications of interest, market assessments, customer forecasts and other assumptions that are inherently uncertain. Such opportunities do not represent committed orders, contractual obligations or guaranteed future revenue and it is not possible for us to predict the future level of demand for our sodium-ion BESS.
In addition, market acceptance of our sodium-ion BESS may be limited by the actual or perceived performance of our products. Sodium-ion battery technology remains in the early stages of commercial adoption and customers may require extensive testing, validation and qualification periods before deploying sodium-ion systems at-scale, which could delay or prevent adoption of our sodium-ion BESS. Customers may determine that the benefits of sodium-ion technologies are insufficient to justify adoption, may continue to prefer lithium-ion or other established battery chemistries, or may adopt alternative energy storage technologies that compete with our solutions. Lithium-ion technologies may continue to improve with respect to safety, performance, cost, availability, supply chain resilience and regulatory compliance, reducing any perceived advantages of sodium-ion systems.
The market opportunity for sodium-ion BESS is also dependent on demand from utilities and data center operators and such demand will be affected by the demand for data centers which could be affected by corporate IT spending, general economic slowdowns as well as adverse developments in the data center, internet, AI and data communications and broader technology industries. A reduction in the demand for data centers will reduce the market opportunity for our sodium-ion BESS.
If the demand for our sodium-ion BESS does not materialize as anticipated, customer adoption of our products could be materially lower than expected and our growth prospects, revenues and operating results could be adversely affected.

Our strategy to allocate resources toward sodium-ion BESS may not achieve the anticipated benefits and could adversely affect the development of our iron flow battery technology and our future growth prospects.
We are pursuing a strategy that includes continuing the development of our iron flow battery technology for long-duration energy storage applications by relocating iron flow research and development activities and streamlining operations at our Wilsonville operations, including reducing headcount, reducing operating expenses and cash expenditures, to reallocate capital and management resources toward sodium-ion BESS and related solutions that we believe may offer greater near-term commercial opportunities. This strategy involves significant assumptions, including regarding market demand, customer adoption, product development timelines, revenue generation and the relative attractiveness of competing technologies.
There can be no assurance that our efforts to reduce expenses and cash burn will achieve the expected cost savings or operational efficiencies, or that the capital reallocated to sodium-ion BESS will generate the anticipated returns. We may not be able to generate near-term revenue from our sodium-ion BESS, revenue obtained may materialize more slowly than expected, or may be substantially less than anticipated.
In addition, streamlining our Wilsonville operations and reducing expenditures may result in operational disruptions, the loss of key personnel, reduced research and development capabilities, diminished institutional knowledge, delays in product development, or other unintended consequences. The reduced allocation of financial, technical and managerial resources to our iron flow battery program may slow development efforts, delay commercialization milestones, impair our ability to respond to technological or market developments, or reduce the long-term value of such program.
We are continuing to develop our products and are in the early stage of commercialization with respect to our iron flow products. In addition, certain aspects of our technology have not been fully field tested. If we are unable to develop our business and effectively commercialize our energy storage products as anticipated, we may not be able to generate significant revenues or achieve profitability.
The growth and development of our operations will depend on the successful commercialization and market acceptance of our energy storage products and our ability to manufacture products at scale while timely meeting customers’ demands. There is no certainty that, once shipped, our products will operate over the long term as expected, and we may not be able to generate sufficient customer confidence in our latest designs and ongoing product improvements or to perform under our contracts with customers. There are inherent uncertainties in our ability to predict future demand for our energy storage products and, as a consequence, we may have inadequate production capacity to meet demand, or alternatively, have excess available capacity. Our inability to predict the extent of customer adoption of our proprietary technologies in the already-established traditional energy storage market makes it difficult to evaluate our future prospects.
As of June 23, 2026, we had limited Energy Warehouse and Energy Center products fully deployed. We are assessing the technology related to sodium-ion BESS and production and productized versions of our sodium-ion BESS, and our Energy Base product and core component technology are still under development. We have experienced various quality and performance issues with units that have been installed and although we have worked to repair or replace any known issues, our inability to address these or potential new issues effectively may have cost and warranty implications and may affect the acceptance of our products in the market. In addition, although we believe our iron flow battery technology is field tested and ready for sale, there are no assurances that our proprietary technologies, such as our Proton Pump, will operate as expected and with consistency over time. We have also experienced grid compatibility and other site integration issues that are not within our control, which has required and will continue to require an adjustment of our power electronics and energy management system interface on a site-by-site basis. Certain operational characteristics have never been witnessed in the field and as we deploy more of our products, we may discover further aspects of our technology that require improvement. Any of these issues could delay existing contracts and new sales, result in order cancellations, result in significant warranty obligations, and negatively impact the market’s acceptance of our technology. If we experience significant delays, order cancellations or warranty claims, or if we fail to develop and install our energy storage products in accordance with contract specifications, then our operating results and financial condition could be adversely affected. In addition, there is no assurance that if we alter or change our energy storage products in the future, that the demand for these new products will develop, which could adversely affect our business and revenues. If our energy storage products are not deemed desirable and suitable for purchase and we are unable to establish a customer base, we may not be able to generate significant revenues or attain profitability.
We depend on third-party suppliers for the development and supply of key raw materials and components for our energy storage products. We also depend on vendors for the shipping of our energy storage products. Quality issues or delays in our supply or delivery chain and shipments could harm our ability to manufacture, supply and commercialize our energy storage products.
We depend on third-party suppliers for the development and supply of key raw materials and components for our energy storage products, including power module components (e.g., bipolar plates, frames, end plates and separators), chemicals, and electronic components. We will need to maintain and significantly grow our access to key raw materials and control our related costs. We use various raw materials and components to construct our energy storage products, including polypropylene, iron and potassium chloride, that are critical to our manufacturing process. We also rely on third-party suppliers for injection molded parts and power electronics which undergo a qualification process that can take months.
The cost of components for our sodium-ion and iron flow batteries, whether manufactured by our suppliers or by us, depends in part upon the prices and availability of raw materials. In recent periods, we have seen an increase in costs for a wide range of materials and components and such increases may continue, particularly if we again experience high rates of inflation. Additionally, supply chain disruptions and access to materials have impacted and continue to impact our vendors and suppliers’ ability to deliver materials and components to us in a timely manner. We have experienced significant disruptions to key supply chains, shipping times, shipping availability, manufacturing times, and increases in associated costs, both with respect to the sourcing of supplies and the delivery of our products. We have experienced and may continue to experience supply chain issues, delays to deliveries, and vendor quality issues, as well as increases in our supply costs of many of our key components, including polypropylene, resin, power electronics, and circuit board components. Such issues have also affected the ramping up of our automated production line. If we experience similar issues in the future, including any delays of deliveries of additional manufacturing automation equipment that we require, they may further delay our ability to produce and deliver our products and to recognize additional revenue (see also “Part I. Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Components of Results of Operations-Revenue of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Q1 Form 10-Q”)”).
We expect prices for materials to fluctuate over time. Available supply for materials may also be unstable, depending on market conditions and global demand for these materials, including as a result of increased global production of batteries and energy storage products. For example, our Proton Pump is manufactured with certain raw materials, which not only include precious and non-precious metals but also carbon, graphite and thermoplastics, the prices of which have historically fluctuated on a cyclical basis and depend on a variety of factors over which we have no control. We have also experienced increased prices and/or inconsistent quality and supply of other electrical components and power module components including frames, end plates and separators. Any reduced availability of these materials may impact our ability to manufacture our products and any further increases in their prices may reduce our profitability if we cannot recoup the increased costs through increased prices for our products.
In addition, the tariffs put in place by the United States, Russia-Ukraine conflict, geopolitical tensions involving China, the conflict between the U.S., Israel and Iran, tensions in the Middle East, and U.S. interventions in Venezuela have led to disruption, instability and volatility in the global markets and certain industries and may also lead to further disruptions that could negatively impact our operations and our supply chain. The U.S. government and other governments have imposed severe sanctions and export controls against Russia and Russian interests and continue to impose additional sanctions and controls. While the Company has not experienced any significant impacts from these disruptions to date, future impacts are unknown and they could adversely affect our business, supply chain, partners or customers.
In addition, general and ongoing tightening in the credit market, lower levels of liquidity, increases in rates of default and bankruptcy, and significant volatility in equity and fixed-income markets could all negatively impact our customers, contractors, suppliers and partners. As a result of these macroeconomic forces, during 2025 and 2026, we experienced supply constraints, increased shipping delays for certain customer contracts, and delays in timing of payments from some of our customers. Some or all of these negative trends may continue during the remainder of 2026.

We depend on third-party vendors for the shipping of our energy storage products. We have in the past faced and may yet again face disruptions in the logistics sector, making it more challenging to find trucks to ship our products. The shipping of our products to customers internationally in a timely, cost-effective, and secure manner that does not damage our products has proved and may again prove to be challenging. The failure to deliver our products in a timely fashion or within budget may also harm our brand, prospects and operating results. In addition, if our batteries are damaged during shipment, we may be required to repair or replace such units.
We do not know whether we will be able to maintain long-term supply relationships with our critical suppliers, or, if required, secure new long-term supply relationships on terms that will allow us to achieve our objectives.
We continually evaluate and qualify new suppliers. However, there are a limited number of suppliers for some of the key components of our products and we have, to date, fully qualified only a very limited number of such suppliers. Therefore, we have limited flexibility in changing suppliers. In addition, we have had issues with inconsistent quality and supply of certain key power module components. We do not know whether we will be able to maintain long-term supply relationships with our critical suppliers, or, if required, secure new long-term supply relationships on terms that will allow us to achieve our objectives. A supplier’s failure to develop and supply components in a timely manner, to supply components that meet our quality, quantity, cost requirements or our technical specifications, to support our warranty claims, or our inability to obtain alternative sources of these components on a timely basis or on terms acceptable to us, could each harm our ability to manufacture and commercialize our energy storage products. Low volume requirements from third-party suppliers in the near term could strain vendor relationships or result in less favorable pricing and thus increased launch costs. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers, all of which could harm our business, financial condition and results of operations.
In the long term, we intend to supplement certain components from our suppliers by manufacturing them ourselves, which we believe will be more efficient and manufacturable at greater volumes and cost-effective than currently available components. However, our efforts to develop and manufacture such components have required and may require significant investments, and there can be no assurance that we will be able to accomplish this in the timeframes that we have planned or at all. If we are unable to do so, we may have to curtail our product production or procure additional raw materials and components from suppliers at potentially greater costs, either of which may harm our business and operating results.
We have experienced in the past, and may experience in the future, delays, disruptions, or quality control problems in our manufacturing operations.
Our manufacturing and testing processes require significant technological and production process expertise and modification to support our projected business objectives. We have already experienced various issues related to the scaling up of the manufacturing process and while we seek to prevent the reoccurrence of such issues, there can be no assurance that such issues will not reoccur in the future. In addition, any change in our processes could cause one or more production errors, requiring a temporary suspension or delay in our production line until the errors can be researched, identified, and properly addressed and rectified. This may occur particularly as we introduce and transition to new products, modify our engineering and production techniques, and/or expand our capacity. In addition, our failure to maintain appropriate quality assurance processes could result in increased product failures, loss of customers, increased warranty reserves, increased production, and logistical costs and delays. Any of these developments could lead to current and potential customers cancelling or postponing their purchases of our products, which could have a material adverse effect on our business, financial condition and results of operations.
We may be unable to adequately control the costs associated with our operations and the components necessary to build our energy storage products, and if we are unable to reduce our cost structure and effectively scale our operations in the future, our ability to become profitable may be impaired.
Our ability to become profitable in the future will not only depend on our ability to successfully market our products but also to control our manufacturing costs. If we are unsuccessful in our cost-reduction plans or if we experience design or manufacturing defects or other failures as a result of these design changes, we could incur significant manufacturing and re-engineering costs. In addition, we will require significant capital to further develop and grow our business and expect to incur significant expenses, including those relating to research and development, raw material procurement, leases, sales and distribution as we build our brand and market our products, and general and administrative costs as we scale our operations. If we are unable to cost-efficiently design, manufacture, market, sell and distribute our energy storage products, our margins, profitability and prospects would be materially and adversely affected.
Substantial increases in the prices of raw materials would increase our operating costs and could adversely affect our profitability. The price of oil likewise fluctuates on a cyclical basis and any increase in price may affect the cost of manufacturing, distributing and transporting our products. If we are unable to pass any such increased costs to our customers, this could have a material adverse effect on our business, financial condition and results of operations.
In order to achieve our business plan and reach profitability, we must continue to increase the number of units sold and reduce the manufacturing and development costs for our products. Currently, production costs for our units significantly exceed their selling price. Additionally, certain of our existing customer contracts were entered into based on projections regarding cost reductions that assume continued advances in our manufacturing and services processes that we may be unable to realize. The cost of components and raw materials, for example, has been increasing and could continue to increase in the future, offsetting any successes in reducing our manufacturing costs. Any such increases could slow our growth and cause our financial results and operational metrics to suffer. In addition, we may face increases in our other expenses including increases in wages or other labor costs as well as installation, marketing, sales or related costs. In order to expand into new markets (especially markets in which the price of electricity from the grid is lower), we will need to continue to reduce our costs. Increases in any of these costs or our failure to achieve projected cost reductions could adversely affect our results of operations and financial condition and harm our business and prospects. If we are unable to reduce our cost structure in the future, we may not be able to achieve profitability, which could have a material adverse effect on our business and our prospects.
Further, we have not yet produced our products at volume and our expected cost advantage for the production of these products at scale, compared to conventional lithium-ion cells, will require us to achieve rates of throughput, use of electricity and consumables, yield, and rates of automation demonstrated for mature battery, battery material, and manufacturing processes, that we have not yet achieved. If we are unable to achieve these targeted rates, our business will be adversely impacted.
Our cost reduction strategy may not succeed or may be significantly delayed, which may result in our inability to achieve profitability.
Our ability to successfully implement our overall business strategy relies on our ability to reduce development and manufacturing costs in the future and thereby lower our selling price. Our cost reduction strategy is based on the assumption that increases in production will result in economies of scale. In addition, our cost reduction strategy relies on advancements in our manufacturing process, global competitive sourcing, engineering design, reducing the cost of capital and technology improvements (including stack life and projected power output). Its successful implementation also depends on a number of factors, some of which are beyond our control, including the impact of inflation, tariffs, and the timely delivery of key supplies at reasonable prices. For example, our current supply imbalance may result in additional costs that exceed our current expectations. There is no assurance that our cost reduction strategy will be successful and failure to achieve our cost reduction targets could have a material adverse effect on our business, financial condition and results of operations.
We rely on complex machinery for our operations and the production of our iron flow batteries and will for our sodium-ion BESS, if developed, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.
We rely heavily on complex machinery for our operations and manufacturing and we are pioneering the use of this equipment for the large-scale manufacturing of iron flow battery products and will for sodium-ion BESS, if developed. The work required to integrate this equipment into the production of our iron flow battery product and sodium-ion BESS is time intensive and requires us to work closely with the equipment provider to ensure that it works properly for our unique iron flow battery technology. This integration work will involve a significant degree of uncertainty and risk and may result in a delay in the scaling up of production or result in additional cost to our iron flow batteries and sodium-ion BESS, if developed.
Our manufacturing facility utilizes large-scale machinery, particularly for the automated production line. Such machinery is likely to suffer unexpected malfunctions from time to time and will require repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of our production equipment may significantly affect the intended operational efficiency or yield. Some examples would be inadequate bonding of the battery cells resulting in overboard or internal leakage, damage to the separator, or cracked bipolar or monopolar plates. In addition, because this equipment has limited history building iron flow battery products and no history building sodium-ion BESS, the operational performance and costs associated with this equipment can be difficult to predict and may be influenced by factors outside of our control, such as, but not limited to, failures by suppliers to deliver necessary components of our energy storage products in a timely manner and at prices and volumes acceptable to us, environmental hazards and remediation, difficulty or delays in obtaining governmental permits, damages or defects in systems, industrial accidents, fires, seismic activity and other natural disasters.
Operational problems with our manufacturing equipment could result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production. In addition, operational problems may result in environmental damage, administrative fines, increased insurance costs and potential legal liabilities. All of these operational problems could have a material adverse effect on our business, cash flows, financial condition or results of operations.
Our future success depends in part on our ability to increase our production capacity, and we may not be able to do so in a cost-effective manner. If we elect to expand our production capacity by constructing or leasing one or more new manufacturing facilities, we may encounter challenges relating to the construction, management and operation of such facilities.
In order to grow our business, we will need to increase our production capacity. For example, our current manufacturing capacity may not be sufficient to meet our planned production targets and we are currently seeking to expand our capacity. Our ability to plan, develop and equip additional manufacturing facilities is subject to significant risks and uncertainties, including but not limited to the following:
•We may be unable to secure facilities for our manufacturing operations at all or cost effectively.
•The expansion or construction of any manufacturing facilities will be subject to the risks inherent in the development and construction of new facilities, including risks of delays and cost overruns as a result of factors outside our control, which may include delays in government approvals, burdensome permitting conditions, and delays in the delivery or installation of manufacturing equipment and subsystems that we manufacture or obtain from suppliers, similar to or more severe than what we have experienced recently.
•In order for us to expand internationally, we anticipate entering into strategic partnerships, joint ventures and licensing agreements that allow us to add manufacturing capability outside of the United States. Adding manufacturing capacity in any international location will subject us to new laws and regulations including those pertaining to labor and employment, environmental and export/import. In addition, any such expansion brings with it the risk of managing larger scale foreign operations.
•We may be unable to achieve the production throughput necessary to achieve our target annualized production run rate at our current and future manufacturing facilities.
•Manufacturing equipment may take longer and cost more to engineer and build than expected and may not operate as required to meet our production plans.
•We may depend on third-party relationships in the development and operation of additional production capacity, which may subject us to the risk that such third parties do not fulfill their obligations to us under our arrangements with them.
•We may be unable to obtain financing needed to build out our current and future manufacturing facilities.
•We may be unable to attract or retain qualified personnel.
If we are unable to expand our manufacturing facilities, we may be unable to further scale our business, which would negatively affect our results of operations and financial condition. We cannot provide any assurances that we would be able to successfully establish or operate an additional manufacturing facility in a timely or profitable manner, or at all, or within any expected budget for such a project. The construction of any such facility would require significant capital expenditure and result in significantly increased fixed costs. If we are unable to transition manufacturing operations to any such new facility in a cost-efficient and timely manner, then we may experience disruptions in operations, which could negatively impact our business and financial results. Further, if the demand for our products decreases or if we do not produce the expected output after any such new facility is operational, we may not be able to spread a significant amount of our fixed costs over the production volume, thereby increasing our per product fixed cost, which would have a negative impact on our business, financial condition and results of operations.
In addition, if any of our partners suffer from capacity constraints, deployment delays, work stoppages or any other reduction in output, we may be unable to meet our delivery schedule, which could result in lost revenue, damages, and deployment delays that could harm our business and customer relationships. If the demand for our products or our production output decreases or does not rise as expected, we may not be able to spread a significant amount of our fixed costs over the production volume, resulting in a greater than expected per unit fixed cost, which would have a negative impact on our financial condition and our results of operations.
Our ability to expand our manufacturing capacity would also greatly depend on our ability to hire, train and retain an adequate number of manufacturing employees, in particular employees with the appropriate level of knowledge, background and skills. Should we be unable to hire, train, or retain such employees, our business and financial results could be negatively impacted.
We have in the past and may be compelled in the future to undertake product recalls or take other actions, which could adversely affect our business, prospects, operating results, reputation and financial condition.
We have in the past and may be compelled in the future to undertake product recalls. For example, in the past, we had to recall our Gen I battery modules due to vendors not properly manufacturing the parts to our specifications and we have also had to replace, and may again be required to replace, certain components of our products delivered to customers to date. Any quality issues can result in single module failures or can result in a cascade of numerous failures. Failures in the field can result in a single module replacement or may result in a total recall depending on the severity or contamination to the remainder of the system.
Any product recall in the future may result in adverse publicity, damage our reputation and adversely affect our business, financial condition and results of operations. In the future, we may, voluntarily or involuntarily, initiate a recall if any of our products or components prove to be defective or noncompliant with applicable safety standards. Such recalls, whether caused by systems or components engineered or manufactured by us or our suppliers, would involve significant expense, damages and diversion of management’s attention and other resources, which could adversely affect our brand image in our target market and our business, financial condition and results of operations.
If required maintenance is performed incorrectly or if maintenance requirements exceed our current expectations, this could adversely affect our reputation, prospects, business, financial condition and results of operations.
Our energy storage products require periodic maintenance or refurbishment, such as the cleaning or replacement of air filters or other components, inspection and re-torquing of electrical or mechanical fasteners, and the replenishment of hydrogen. Maintenance items are intended to be scheduled on a periodic basis but may vary depending on system operations. We currently rely on our customers that do not have service agreements with us or that perform maintenance that is not covered by such agreements to follow our product operations and maintenance manuals. In addition, we have had, and in the future may continue to have, components such as our electrolyte rebalancing cell that have a shorter service life than anticipated and require replacement in lieu of maintenance. Furthermore, there is risk of harm to persons or property if individuals performing maintenance do not follow applicable maintenance or safety protocols. Any such incident or harm would likely lead to adverse publicity and potentially a safety recall, decisions or mandates to temporarily halt production or implement an extended suspension of field operations, and expenses related to carrying out site remediation, revising our training programs and updating our maintenance manual, and could also adversely affect our reputation, customer’s willingness to place future orders, our operating results and prospects, business, financial condition and results of operations. We have had, and in the future may continue to have, incidents of failure to maintain or perform required maintenance correctly that damage or adversely affect the performance of our energy storage products and/or result in the leakage of electrolyte. For example, the performance of maintenance procedures out of sequence by Company personnel in the past led to an over-pressurization event at a customer site and a sudden release of the cap to the electrolyte storage tank. The tank was not otherwise damaged and no injuries occurred, but the incident resulted in a significant spill event that we promptly reported and has since been closed with the county of jurisdiction. We conducted a full investigation and have implemented remediation steps but there is risk of damage to product or property or personal injury if such steps are not followed in the future.
In addition, for customers that have purchased maintenance services from us, unforeseen issues may arise that may require maintenance beyond what we currently expect or we may be unable to deliver the maintenance services. We have no experience providing maintenance on a large scale or over an extended period and since our existing and potential customers are geographically dispersed, if any recurring or significant one-off maintenance is required, this could increase our costs or ability to service.
Risks Related to Our Business and Industry
Our expectations for future operating and financial results and market growth rely in large part upon assumptions and analyses developed by us. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our anticipated results.
We operate in rapidly changing and competitive markets and our expectations for future performance are subject to the risks and assumptions made by management with respect to our industry. Operating results are difficult to predict because they generally depend on our assessment of the timing of adoption of our technology and energy storage products, which is uncertain. Expectations for future performance are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond our control, and subsequent developments may affect such expectations. As discussed in the Q1 Form 10-Q, any future sales and related future cash flows may not be realized in full or at all. Furthermore, our planned expansion into new revenue streams such as producing sodium-ion battery BESS or franchising opportunities for our energy storage products may never be realized or achieve commercial success, whether because of lack of market adoption of our energy storage products, competition or otherwise. Important factors that may affect the actual results and cause our operating and financial results and market growth expectations to not be achieved include risks and uncertainties relating to our business, industry performance, the regulatory environment, general business and economic conditions and other factors described under the section entitled “Cautionary Note Regarding Forward-Looking Statements” in the Q1 Form 10-Q.
In addition, expectations for future performance also reflect assumptions that are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not previously anticipated. Our revenue and operating results have fluctuated in the past and are likely to fluctuate in the future. For example, our revenue declined from $6.3 million for the year ended December 31, 2024 to $1.6 million for the year ended December 31, 2025. These fluctuations may occur on a quarterly and annual basis due to a number of factors, many of which are beyond our control. In addition, long-term expectations by their nature become less predictive with each successive year. There can be no assurance that our future financial condition or results of operations will be consistent with our expectations or with the expectations of investors or securities research analysts, which may cause the market price of our common stock to decline. If actual results differ materially from our expectations, we may be required to make adjustments in our business operations that may have a material adverse effect on our financial condition and results of operations.
We have a history of losses and have to deliver significant business growth to achieve sustained, long-term profitability and long-term commercial success.
We have had net losses on a U.S. GAAP basis in each fiscal year since our inception. For the three months ended March 31, 2026 and March 31, 2025, we had $15.9 million and $18.0 million in net losses, respectively, and as of March 31, 2026 we had $861.7 million in accumulated deficit. In order to achieve profitability as well as long-term commercial success, we must continue to execute our plan to expand our business, which will require us to deliver on our existing global sales pipeline in a timely manner, increase our production capacity, reduce our manufacturing and warranty costs, competitively price and grow demand for our products, and seize new market opportunities by leveraging our proprietary technology and our manufacturing processes for novel solutions and new products. Failure to do one or more of these things could prevent us from achieving sustained, long-term profitability.
We expect, based on our sales pipeline, to grow revenues over time. However, our revenue may not grow as expected for a number of reasons, many of which are outside of our control, including a decline in global demand for sodium-ion BESS and iron flow battery storage products, increased competition, or our inability to accelerate our pipeline development and fulfill orders to capitalize on growth opportunities. If we are not able to continue to generate and grow revenue and raise the capital necessary to support our operations, we may be unable to continue as a going concern.
There is substantial doubt about our ability to continue as a “going concern”.
We will require substantial additional funds to continue our operations. Our cash and cash equivalents and short-term investments were $21.5 million at March 31, 2026. Given our recurring history of losses and an insufficient amount of cash available to fund our ongoing operations for the next year, we have concluded that there is a substantial doubt regarding our ability to continue as a going concern for a period of at least 12 months beyond the filing of the Q1 Form 10-Q. Any such inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms. Further, the inclusion of disclosures expressing substantial doubt about our ability to continue as a going concern could materially adversely affect our stock price and our ability to raise new capital or enter into partnerships or other agreements.
We have prepared our condensed consolidated financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our condensed consolidated financial statements included in the Q1 Form 10-Q do not include any adjustments to reflect the possible inability to continue as a going concern within at least 12 months after the issuance of such financial statements.
There is no assurance nonbinding pre-orders or framework agreements will be converted into binding orders or that orders will be completed.
Our business model is focused on building relationships with large customers. To date, we have engaged in limited marketing activities and we have only a limited number of contracts with customers. Certain of our energy storage products are still subject to further design evolution and until the time that the design and development of our energy storage products stabilizes, and until we are able to scale up our marketing function to support sales, there will be uncertainty as to customer demand for our energy storage products. Demand for our energy storage products by independent energy developers may depend upon a bankability determination by institutional sources of project finance capital and that determination may be difficult to obtain. The potentially long wait from the time an order is made until the time our energy storage products are delivered, and any delays beyond expected wait times, could also impact user decisions on whether to ultimately make a purchase. There is no assurance that nonbinding pre-orders or framework agreements will be converted into binding orders or sales. Even if we are able to obtain binding orders, customers may limit their volume of purchases initially as they assess our products and whether to make a broader transition to our energy storage products. This may be a long process and will depend on the safety, reliability, efficiency and quality of our energy storage products, as well as the support and service that we offer. It will also depend on factors outside of our control, such as general market conditions and site capacity, that could impact customer buying decisions. As a result, there is significant uncertainty regarding demand for our energy storage products and the pace and levels of growth that we will be able to achieve.
In addition, some of the systems we have shipped to date have not met the specifications set forth in the relevant purchase contracts, resulting in additional installation time and costs in order to receive customer acceptance of such units. If we are unable to meet contractual performance specifications of our units, customers may bring claims against us or choose to cancel or postpone orders, which would adversely affect our business, financial condition and results of operations.
Failure to deliver the benefits offered by our technology, or the emergence of improvements to competing technologies, could reduce demand for our energy storage products and harm our business.
We believe that, compared to lithium-ion batteries, our energy storage solutions offer significant benefits, including using widely available, low-cost materials with no rare mineral components, being substantially recyclable or reusable at end-of-life, having a 25-year iron flow product design life, and having a wide thermal operating range that reduces the need for fire suppression and heating (except where otherwise required by applicable law), ventilation and air conditioning equipment, which would otherwise be required for use with lithium-ion batteries. While we believe that total cost of ownership pricing is the key consideration, lithium-ion battery pack selling costs have decreased significantly over time and may decrease further in the future. While we have also decreased our selling costs, if we are unable to further decrease our costs or if our manufacturing costs increase, if our or our customers’ expectations regarding the operation, performance, maintenance and disposal of our energy storage products are not realized, or if local regulations require alterations to our equipment, then we could have difficulty marketing our energy storage products as a superior alternative to already-established technologies. This would also impact the market reputation and adoptability of our energy storage products.
We also currently market our energy storage products as having superior design cyclability to other energy storage solutions on the market. However, in general, flow batteries have suffered challenges running multiple cycles over their lifetime without experiencing degradation in storage capacity and, in particular, earlier iterations of our iron flow batteries, specifically our first-generation units, failed at cycling reliably. All of our first-generation units (except for one) have been returned to us and the continuing risk of product failure on our first-generation units is limited. However, there is no assurance that our later-generation units will not fail or have issues cycling in the future if our technology does not operate as expected. If our technology is inadequate or our energy storage solutions fail to operate as expected or designed, our warranty costs may be significant and current and potential customers may choose to cancel or postpone orders or seek alternative solutions for their energy storage needs, which would adversely affect our business, financial condition and results of operations.
In addition, developments of existing and new technologies could improve the cost and usability profile of such alternative technologies, reducing any relative benefits currently offered by our energy storage products, which would negatively impact the likelihood of our energy storage products gaining market acceptance.
Our plans are dependent on the development of market acceptance of our products, sodium-ion BESS and long duration energy storage technology.
Our plans are dependent upon market acceptance of our products and our ability to effectively educate potential customers on the benefits of our technology. Both sodium-ion BESS and iron flow batteries represent an emerging market, and we cannot be sure that potential customers will accept these technologies as replacements for traditional power sources. In particular, traditional lithium-ion batteries, which are already produced on a large global scale and have widespread market acceptance, offer higher power density and round-trip efficiency than our iron flow batteries and more than our sodium-ion BESS are expected to. If customers were to place greater value on power density and round-trip efficiency over what we believe to be the numerous other advantages of our technology, then we could have difficulty positioning our sodium-ion BESS and iron flow batteries as a viable alternative to traditional lithium-ion batteries and our business would suffer.
As is typical in a rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Many of our early customers purchased our products on a pilot basis and it is difficult to predict with certainty the size of the energy storage market and its growth rate. The development of a market for our products may be affected by many factors that are out of our control, including:
•the cost competitiveness of our products including availability and output expectations and total cost of ownership;
•the future costs associated with renewable energies;
•perceived complexity and novelty of our technology and customer reluctance to try a new product;
•the market for energy storage solutions and government policies that affect those markets;
•government policies and regulations relating to domestically sourced storage, as further described in the risk factor titled, “The reduction, elimination or expiration of government tax credits, subsidies and economic incentives related to renewable energy solutions could reduce demand for our technology and harm our business.”
•government incentives, mandates or other programs favoring zero carbon energy sources;
•local permitting and environmental requirements;
•customer preference for lithium-ion based technologies, including but not limited to the power density offered by lithium-ion batteries; and

•the emergence of newer, more competitive technologies and products.
If a sufficient market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred in the development of our products, and we may never achieve profitability.
Our future growth and success depend on our ability to sell effectively to large customers.
Many of our potential customers are electric utilities and C&I businesses that tend to be large enterprises. Therefore, our future success will depend on our ability to effectively sell and deliver our products to such large customers. Sales to these end-customers involve risks that may not be present (or that are present to a lesser extent) with sales to smaller customers. These risks include, but are not limited to, (i) increased purchasing power and leverage held by large customers in negotiating contractual arrangements with us and (ii) longer sales cycles and the associated risk that substantial time and resources may be spent on a potential end customer that elects not to purchase our solutions.
Large organizations often undertake a significant evaluation process that results in a lengthy sales cycle. In addition, product purchases by large organizations are frequently subject to budget constraints, multiple approvals and unanticipated administrative, processing and other delays. Finally, large organizations typically have longer implementation cycles, require greater product functionality and scalability, require a broader range of services, demand that vendors take on a larger share of risks, and expect greater payment flexibility. All of these factors can add further risk to business conducted with these potential customers.
We operate in highly competitive energy industries and there is increasing competition. Many of our competitors and potential competitors have substantially greater financial, marketing, personnel and other resources than we do and if we do not compete effectively, our competitive positioning and our operating results will be harmed.
The energy storage markets continue to evolve and are highly competitive. Many of our current and potential competitors are large entities at a more advanced stage in development and commercialization than we are and, in some cases, have substantially greater financial, marketing, personnel and other resources, to increase their market share. As we expand long-duration energy storage into short- and medium-duration applications and broaden our portfolio across multiple non-lithium chemistries, we compete across the full duration curve against a wide range of energy storage technologies and providers. Competing technologies include lithium-ion batteries (including lithium iron phosphate and lithium metal batteries), sodium-ion batteries, sodium sulfur batteries, vanadium and zinc bromine flow batteries, other flow and metal-based chemistries, nickel-hydrogen batteries, compressed air, liquid air, gravity-based and thermal storage, hydrogen, fuel cells and pumped-storage hydropower. Lithium-ion technology, and in particular lithium iron phosphate, remains the dominant incumbent across most storage durations, and continued declines in lithium-ion pricing, together with its established manufacturing scale, could make it more difficult for our non-lithium solutions to compete on cost. Key competitors offering lithium-ion-based systems include Contemporary Amperex Technology Co. Limited, LG Energy Solution, Ltd., Samsung SDI Co., Ltd., Sungrow Power Supply Co., Ltd., and Tesla, Inc. Key competitors offering non-lithium and long-duration technologies include CMBlu Energy AG, EnerVenue, Inc., Energy Dome, Energy Vault, Enerox GmbH (CellCube), Eos Energy Enterprises, Inc., Form Energy, Highview Power, Hydrostor, Invinity Energy Systems, Malta Inc., and Peak Energy. If our competitors continue to penetrate the energy storage market, our prospects for gaining market share will be diminished.
We expect competition in energy storage technology to intensify due to a regulatory push for lower-carbon energy sources, including intermittent sources such as wind and solar, continuing globalization, and consolidation in the energy industry. Developments in alternative technologies or improvements in energy storage technology made by competitors may materially adversely affect the sales, pricing and gross margins of our products.
Some of our current and potential competitors have longer operating histories and greater financial, technical, marketing and other resources than we do. These factors may allow our competitors to respond more quickly or efficiently than we can to new or emerging technologies. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to more effectively compete for new energy storage projects and customers.
Our project awards and sales pipeline may not convert to contracts or may be delayed, which may have a material adverse effect on our revenue and cash flows.

We expect a significant portion of the business that we will seek in the foreseeable future will be awarded through competitive bidding against other energy storage technologies and other forms of power generation. The competitive bidding process involves substantial costs and a number of risks, including the significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to us, the length of time required to conclude the process, even if successful and our failure to accurately estimate the resources and costs that will be required to fulfill any contract we win. In addition, following a contract award, we may encounter significant expense, delay or contract modifications or award revocation as a result of our competitors protesting or challenging contracts awarded to us in competitive bidding. Our failure to compete effectively in this procurement environment could adversely affect our revenue and/or profitability.
Some of the project awards we receive and orders we accept from customers require certain conditions or contingencies (such as permitting, interconnection, financing or regulatory approval) to be satisfied, some of which are outside of our control. Certain awards are cancellable or revocable at any time prior to contract execution. The time periods from receipt of an award to execution of a contract, or receipt of a contract to installation may vary widely and are determined by a number of factors, including the terms of the award, governmental policies or regulations that go into effect after the award, the terms of the customer contract and the customer’s site requirements. These same or similar conditions and contingencies may be required by financiers in order to draw on financing to complete a project. If these conditions or contingencies are not satisfied, or changes in laws affecting project awards occur, or awards are revoked or cancelled, project awards may not convert to contracts, and installations may be delayed or canceled. In addition, contracted customers may have specific site requirements and interface technology or experience delays in preparing their site for equipment installation, which has caused, and in the future may continue to cause, delays with respect to delivery and installation and potentially our ability to recognize revenue. This could have an adverse impact on our revenue and cash flow and our ability to complete construction of a project.
We also bear the risk of non-payment or late payments by our customers. In the near term, we will depend on a relatively small number of customers for a significant portion of our revenue. If these customers fail to pay us or pay us late, cash flow from operations are impacted and our operating results and financial condition could be harmed. If a contract is cancelled due to the customer’s inability to pay, the redeployment of our product(s) could be expensive, and it may take time to find a replacement customer to whom our product(s) could be redeployed in a cost-effective manner.
Our contracted sales are subject to the risk of termination by the contracting party.
The majority of our commercial contracts contain provisions which allow the customer to terminate an agreement if certain conditions are not met, including the failure to meet performance specifications or for other defaults, or for extended force majeure. Our customers are also subject to force majeure events and may issue such notices to us. In addition, certain of our contracts can be terminated by the customer simply for convenience. We have experienced in the past, and may experience in the future, order cancellations or contract terminations, which could have an adverse impact on our revenues, longer term potential and market reputation, which would have an even greater impact on our ability to achieve future sales.
We may not be able to accurately estimate the future supply and demand for our products and services, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.
We are a company with a limited operating history. Having only recently transitioned from research and development activities to commencing commercial production and sales, it is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We anticipate being required to provide expectations of our demand to our current and future suppliers prior to the scheduled delivery of products to potential customers. Currently, there is limited historical basis for making judgments on the demand for our products and services or our ability to develop, manufacture, and deliver sodium-ion BESS and iron flow batteries, or our profitability in the future. If we overestimate our manufacturing requirements, our suppliers may have excess inventory, which indirectly would increase our costs. If we underestimate our manufacturing requirements, our suppliers may have inadequate inventory or capacity, which could interrupt manufacturing of our products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of batteries to our potential customers could be delayed, which would harm our business, financial condition and results of operations.
If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of customer service, or adequately address competitive challenges.
We intend to continue to expand our business significantly within existing and new markets. This growth has placed, and any future growth may place, a significant strain on management, operational, and financial infrastructure. In particular, we will be required to expand, train, and manage any new employees and scale and otherwise improve our information technology (“IT”) infrastructure in tandem with any headcount growth. Management will also be required to maintain and expand our relationships with customers, suppliers, and other third parties and attract new customers and suppliers, as well as manage multiple geographic locations.
Our current and planned operations, personnel, customer support, IT, information systems, and other systems and procedures might be inadequate to support future growth and may require us to make additional unanticipated investment in our infrastructure. Our success and ability to scale our business will depend, in part, on our ability to manage these changes in a cost-effective and efficient manner. If we cannot manage our growth, then we may be unable to take advantage of market opportunities, execute our business strategies, or respond to competitive pressures. This could also result in declines in quality or customer satisfaction, increased costs, difficulties in introducing new offerings, or other operational difficulties. Any failure to effectively manage growth could adversely impact our business and reputation.
We have signed product sales contracts and have entered into service agreements with customers. If we do not meet the obligations under these agreements or if our estimates of the projected useful life of our energy storage products are inaccurate, our business and financial results could be adversely affected.
We have entered into service agreements with certain customers for our energy storage products with terms of up to 10 years. Under the provisions of these contracts, we will provide services to maintain, monitor, and repair our energy storage products to meet minimum operating levels. While we have conducted tests to determine the overall life of our energy storage products, we have not run certain of our energy storage products over their projected useful life or in all potential conditions prior to large scale commercialization. As a result, we cannot be sure that these energy storage products will last to their expected useful life or perform as anticipated in all conditions, which could result in warranty claims, performance penalties, maintenance, on-going servicing and battery module replacement costs and/or a negative perception of our energy storage products.
Further, the occurrence of chronic defects or other chronic performance problems with respect to our deployed energy storage products could result in loss of customers, legal claims, including warranty and service agreement claims, or diversion of our resources, including through increased service and warranty expenses or financial concessions, and increased insurance costs. The costs incurred in correcting any material defects in our deployed energy storage products may be substantial and could adversely affect our business, financial condition, and results of operations.
Our customers also depend on our support organization to resolve performance issues relating to our energy storage products. Any failure to maintain high-quality support services, or a market perception that we do not maintain high-quality and highly responsive customer support, could adversely affect our reputation, our ability to sell our energy storage products to existing and prospective customers, and our business, financial condition and results of operations.
Our ability to proceed with projects under development and complete construction of projects on schedule and within budget are subject to contractual, technology, operating and commodity risks as well as market conditions that may affect our operating results.
Our ability to proceed with projects under development and complete construction of projects on schedule and within budget may be adversely affected by escalating costs and lead times for materials and components, tariffs, export controls, labor and regulatory compliance, inability to obtain necessary permits, interconnections or other approvals on acceptable terms or on schedule and by other factors. If any development project or construction is not completed, is delayed or is subject to cost overruns, we could become obligated to make delay or termination payments or become obligated for other damages under contracts, experience diminished returns or write off all or a portion of our capitalized costs in the project. Each of these events could have an adverse effect on our business, financial condition and results of operations. We currently face and will continue to face significant competition, including from products using other energy sources that may be lower priced or have preferred environmental characteristics.
We compete on the basis of our energy storage products’ reliability, efficiency, environmental sustainability and cost. Technological advances in alternative energy products, improvements in the electric grid or other sources of power generation, or new battery technologies or market entrants may negatively affect the development or sale of some or all of our energy storage products or make our energy storage products less economically attractive, non-competitive or obsolete prior to or after commercialization. Significant decreases in the price of alternative technologies, or significant increases in the price of the materials we use to build our energy storage products could have a material adverse effect on our business because other generation sources could be more economically attractive to consumers than our energy storage products.
We invest significantly in research and development, and to the extent our research and development investments are not directed efficiently or do not result in material enhancements to our products and technologies, our business and results of operations would be harmed.
A key element of our strategy is to invest significantly in our research and development efforts to enhance the features, functionality, performance and ease of use of our products and technologies to address additional applications that will broaden the appeal of our products and technologies and facilitate their broad use. Research and development projects can be technically challenging and expensive. As a result of the nature of research and development cycles, there will be delays between the time we incur expenses associated with research and development activities and the time we are able to offer compelling enhancements to our products and technologies and generate revenue, if any, from those activities. If we expend a significant amount of resources on research and development efforts that do not lead to the successful introduction of new products, functionality or improvements that are competitive in our current or future markets, our business and results of operations will suffer.
The loss of one or more members of our senior management team and other key personnel or our failure to attract and retain qualified personnel may adversely affect our business and our ability to achieve our anticipated level of growth.
We depend on the continued services of our senior management team and other key personnel, each of whom would be difficult to replace. The loss of any such personnel, or the inability to effectively transition to their successors, could have a material adverse effect on our business and our ability to implement our business strategy. All of our employees, including our senior management, are free to terminate their employment relationships with us at any time. Any changes to our senior management team, including hires or departures, could cause disruption to our business and have a negative impact on operating performance, while these operational areas are in transition.
Additionally, our ability to attract qualified personnel, including senior management and key technical personnel, is critical to the execution of our growth strategy. Competition in the labor market, including for qualified senior management personnel and highly skilled individuals with technical expertise, is intense. We face and are likely to continue to face challenges identifying, hiring, and retaining qualified personnel in all areas of our business, and we can provide no assurance that we will find suitable successors as transitions occur. In addition, integrating new employees into our team, and key personnel in particular, could prove disruptive to our operations, require substantial resources and management attention, and ultimately prove unsuccessful. Our failure to attract and retain qualified personnel in all areas of our business, including senior management and other key technical personnel, could limit or delay our strategic efforts, which could have a material adverse effect on our business, financial condition and results of operations. Further, we are reducing our headcount as part of our efforts to streamline our Wilsonville operations and may again in the future need to furlough or reduce in force a substantial number of our employees, which may yield unintended consequences, such as reducing our ability to achieve our business objectives, delaying the development and commercialization of our products, including our iron flow battery program, impairing our ability to respond to technological or market developments, making future retention and recruiting of qualified personnel more difficult, unexpected attrition, decline in employee productivity, negative impacts on internal controls over financial reporting, and reduced employee morale, which may cause our employees to seek alternative employment.

Significant changes to our leadership team and the resulting management transitions might harm our future operating results.
We have recently experienced significant changes to our leadership team, and these transitions may result in the loss of certain institutional or technical knowledge. Further, the transition could potentially disrupt our operations and relationships with employees, suppliers, partners, and customers due to added costs, operational inefficiencies, decreased employee morale and productivity and increased turnover. We must successfully recruit and integrate new leadership team members within our organization to achieve our operating objectives; as such, the leadership transition may temporarily affect our business performance and results of operations while the new members of our leadership team become familiar with our business and their positions. In addition, our competitors may seek to use this transition and the related potential disruptions to gain a competitive advantage over us. Furthermore, these changes may increase our dependency on employees that remain with us, who are not contractually obligated to remain employed with us and may leave at any time. Any such departure could be particularly disruptive given that we are already experiencing leadership transitions and, to the extent we experience additional management turnover, competition for top management is high such that it may take some time to find a candidate that meets our requirements. Our future operating results depend substantially upon the continued service of our key personnel and in significant part upon our ability to attract and retain qualified management personnel. If we are unable to mitigate these or other similar risks, our business, results of operations and financial condition may be materially and adversely affected.
Our results of operations may fluctuate from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our common stock.
Our products take months to manufacture and prepare for delivery and any revenue in future periods may fluctuate based on underlying customer arrangements. Further, we expect our arrangements may have multiple deliverables and performance obligations and the amount and timing of recognizing revenue for those different performance obligations may vary which could cause our revenue to fluctuate. Our revenues also depend on a number of other factors, some of which are beyond our control, including the impact of supply chain issues (see also “-Risks Related to Our Technology, Products and Manufacturing-We depend on third-party suppliers for the development and supply of key raw materials and components for our energy storage products. We also depend on vendors for the shipping of our energy storage products. Quality issues or delays in our supply or delivery chain and shipments could harm our ability to manufacture, supply and commercialize our energy storage products.”). As a result, our quarterly results of operations are difficult to predict and may fluctuate significantly in the future.
We currently are and in the foreseeable future will be significantly dependent on a limited number of products.
We currently are and in the foreseeable future will continue to be significantly dependent on revenue generated from new product offerings and the servicing thereof. Given that our business currently depends on a limited number of products to the extent our products are not well-received by the market, our sales volume, business, financial condition and results of operations would be materially and adversely affected.
Our planned expansion into new geographic markets or new product lines or services could subject us to additional business, financial, and competitive risks.
We have entered into contracts and other agreements to sell our products in a number of different geographic markets, including the United States, Europe (European Union (“EU”) and non-EU), and Australia. We have in the past, and may in the future, evaluate opportunities to expand into new geographic markets and introduce new product offerings and services that are a natural extension of our existing business. For example, we are actively bidding our sodium-ion BESS and iron flow products on projects to serve emerging AI/data center driven load needs and to firm baseload renewable production; however, there is no assurance that we will be able to secure any contracts for, or derive any revenue from, the installation of energy storage systems these markets. We also may from time to time engage in acquisitions of businesses or product lines with the potential to strengthen our market position, enable us to enter attractive markets, expand our technological capabilities, or provide synergy opportunities.
Our success operating in these new geographic or product markets, or in operating any acquired business, will depend on a number of factors, including our ability to develop solutions to address the requirements of the electric utility industry and other applicable regulatory bodies, renewable energy project developers and owners, and C&I end users, our timely qualification and certification of new products, our ability to manage increased manufacturing capacity and production, and our ability to identify and integrate any acquired businesses.
Further, any additional markets that we may enter could have different characteristics from the markets in which we currently sell products, and our success will depend on our ability to adapt properly to these differences. These differences may include regulatory requirements, including tax laws, trade laws, foreign direct investment review regimes, labor regulations, tariffs, export quotas, customs duties, or other trade restrictions, limited or unfavorable intellectual property protection, international, political or economic conditions, restrictions on the repatriation of earnings, longer sales cycles, warranty expectations, product return policies and cost, certifications, and performance and compatibility requirements. In addition, expanding into new geographic markets will increase our exposure to presently existing and new risks, such as fluctuations in the value of foreign currencies and difficulties and increased expenses in complying with United States and foreign laws, regulations and trade standards, including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).
Failure to develop and introduce new products successfully into the market, to successfully integrate acquired businesses or to otherwise manage the risks and challenges associated with our potential expansion into new product and geographic markets, could adversely affect our revenues and our ability to sustain profitability.
If we fail to maintain effective control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.
As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which requires management to certify financial and other information in our quarterly and annual reports and to provide an annual management report on the effectiveness of controls over financial reporting (see “Part I-Item 4. Controls and Procedures”). When evaluating our internal control over financial reporting, we have previously, and may in the future identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline for compliance with the requirements of Section 404. If we are unable to identify and remediate material weaknesses, it could result in material misstatements to our annual or interim financial statements that might not be prevented or detected on a timely basis or result in delayed filings of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could be adversely affected and we could become subject to litigation or investigations by the NYSE, the SEC, or other regulatory authorities, which could require additional financial and management resources.
Although we review and evaluate our internal control systems on a regular basis, we cannot provide any assurances that the measures that we have taken will be sufficient to prevent material weaknesses and control deficiencies from occurring. We also cannot assure you that we have identified all of our existing material weaknesses. If remediation measures are required, they may be time consuming, costly, and might place significant demands on our financial and operational resources.
As deployment of our energy storage products increases, we will undertake corresponding warranty obligations and our warranty obligations may be significant. If our energy storage products do not operate successfully in the field or if we are unable to manage our warranty costs, our business and ability to generate revenue and achieve profitability could fail.
We have experienced quality issues in the field and our products may contain undetected errors or defects, especially when first introduced or when new generations of products are released. Errors, defects, or poor performance can arise due to design flaws, defects in raw materials or components or manufacturing difficulties, which can affect the quality of our products. Any actual or perceived errors, defects, or poor performance in our products could result in repair costs or the replacement or recall of our products, shipment delays, rejection of our products, damage to our reputation, lost revenue, diversion of our personnel from our operational efforts, and increases in customer service and support costs, all of which could have a material adverse effect on our business, financial condition, and results of operations.
Furthermore, defective components may give rise to warranty, indemnity, or environmental or product liability claims against us that exceed any revenue or profit we receive from the affected products. Our product generally comes with an initial one-year manufacturing warranty. We also offer customers an extended performance warranty at an additional cost to the customer. For extended warranties, this may require system augmentation or replacements, which may need to be provided at no additional charge beyond the price of the extended warranty paid by such customer.
While we have accrued reserves for warranty claims, our estimated warranty costs for previously sold products may change to the extent future products are not compatible with earlier generation products under warranty. Our warranty accruals are based on various assumptions, which are based on a short operating history. As a result, these assumptions could prove to be materially different from the actual performance of our systems, causing us to incur substantial unanticipated expenses to repair or replace defective products in the future or to compensate customers for defective products. Our failure to accurately predict future claims could result in unexpected volatility in, and have a material adverse effect on, our financial condition.
Defects or performance problems in our products could result in loss of customers, reputational damage, and decreased revenue, and we may face warranty, indemnity, and product liability claims that may arise from defective products.
We may become subject to product liability claims, even those without merit due to product tampering or operation and maintenance in violation of operating manuals, which could harm our business, financial condition and results of operations. We face inherent risk of exposure to claims in the event our batteries do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given our products have not yet been commercially tested at scale or mass produced. Although we seek to limit our liability, a product liability claim brought against us, even if unsuccessful, would likely be time consuming, costly to defend, and may hurt our reputation in the marketplace. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future battery candidates, which would have a material adverse effect on our brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.
In addition, as we grow our manufacturing volume, the chance of manufacturing defects could increase. We may be unable to correct manufacturing defects or other failures of our components and the products in which they are incorporated in a manner satisfactory to our customers, which could adversely affect customer satisfaction, market acceptance and our business reputation.
Third parties might attempt to gain unauthorized access to our network or seek to compromise our products and services.
Our business is dependent on the security and efficacy of our networks and computer and data management systems. For example, our products deployed in the field are connected to and controlled and monitored by our centralized remote monitoring service, and we rely on our internal computer networks for many of the systems we use to operate our business generally. We have experienced and may in the future face attempts by others to gain unauthorized access through the internet or otherwise or to introduce malicious software to our IT systems. We or our products may be a target of computer hackers, organizations or malicious attackers who attempt to:
•gain access to our network or products or networks of our customers;
•steal proprietary information related to our business, products, employees, and customers; or
•interrupt our systems or those of our customers.
We have encountered and in the future may again encounter attempts at gaining unauthorized access to our network. We routinely run security checks to detect and investigate unauthorized attempts and attacks against our network and products of which we become aware, and to prevent their recurrence where practicable through changes to our internal processes and tools and/or changes to our products, we remain potentially vulnerable to additional known or unknown threats. In addition to intentional security breaches, the integrity and confidentiality of company and customer data and our intellectual property may be compromised as a result of human error, including errors, omissions, or misconduct by employees or contractors, product defects, or technological failures. Different geographic markets may have different regulations regarding data protection, raising potential compliance risks. We utilize third-party contractors to perform certain functions for us, and they face security risks similar to us. Further, retaliatory acts in response to Western sanctions could include cyber attacks that could disrupt the economy more generally or that could also impact our operations directly or indirectly.
Any failure or perceived failure by us or our service providers to prevent information security breaches or other incidents or system disruptions, or any compromise of security that results in or is perceived or reported to result in unauthorized access to, or loss, theft, alteration, release or transfer of, our information, or any personal information, confidential information, or other data could result in loss or theft of proprietary or sensitive data and intellectual property, could harm our reputation and competitive position and could expose us to legal claims, regulatory investigations and proceedings, and fines, penalties, and other liability. Any such actual or perceived security breach, incident or system disruption could also divert the efforts of our personnel, and could require us to incur significant costs and operational consequences in connection with investigating, remediating, eliminating and putting in place additional tools, devices, policies, and other measures designed to prevent actual or perceived security breaches and other incidents and system disruptions, and in, for example, rebuilding internal systems, reduced inventory value, providing modifications to our products and services, defending against claims and litigation, responding to regulatory inquiries or actions, paying damages, or taking other remedial steps with respect to third parties. Moreover, we could be required or otherwise find it appropriate to expend significant capital and other resources to respond to, notify third parties of, and otherwise address the incident or breach and its root cause, and to notify individuals, regulatory authorities and others of security breaches involving certain types of data.
Further, we cannot assure that any limitations of liability provisions in our current or future contracts that may be applicable would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any particular claim relating to a security breach or other security-related matter. We also cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or will be available in sufficient amounts to cover claims related to a security breach or incident, or that the insurer will not deny coverage as to any future claim. The successful assertion of claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results, and reputation.
The failure or breach of our IT systems could affect our sales and operations.
The availability and effectiveness of our energy storage products and our ability to conduct our business and operations, depend on the continued operation of IT and communications systems, some of which we have yet to develop or otherwise obtain the ability to use. Systems used in our business, as well as systems used by third parties on which we rely, will be vulnerable to damage or interruption caused by power outages, climate change and natural disasters, interruptions or vulnerabilities related to the integration of artificial intelligence, and other factors beyond our control or which we do not presently anticipate, including technical defects or errors. Such systems could also be subject to break-ins, sabotage and intentional acts of vandalism, as well as disruptions and security incidents as a result of non-technical issues, including intentional or inadvertent acts or omissions by employees, service providers, or others. We have experienced and in the future expect to face significant challenges with respect to information security and maintaining the security and integrity of our systems and other systems used in our business, as well as with respect to the data stored on or processed by these systems. We also anticipate storing and otherwise processing confidential business information of ourselves and third parties, as well as personal information and other data. Advances in artificial intelligence (AI) and other technologies may increase our cybersecurity risks. The already increasing sophistication and expertise among hackers may be magnified through the malicious use of AI technologies that have the potential to dramatically increase the speed and impact of cyberattacks, and new discoveries in the field of cryptography can result in a compromise or breach of the systems used in our business or of security measures used in our business to protect confidential information, personal information, and other sensitive data, such as data that is subject to export control regulations and controlled unclassified information that is subject to other federal regulations. We may be a target for attacks by state-sponsored actors and others designed to disrupt our operations or to attempt to gain access to our systems or to data that is processed or maintained in our business.

We use outsourced service providers to help provide certain services. For example, we utilize email and collaboration tools, and other third-party services and service providers that store or otherwise process information, including personal information and confidential business information, on our behalf. Any such outsourced service providers face similar security and system disruption risks as us. We are at risk for interruptions, outages and breaches of our and our outsourced vendors’ and service providers’ operational systems and security systems, our products’ and services’ integrated software and technology, and customer data that we or our third-party service providers process. These may be caused by, among other causes, physical theft, viruses or other malicious code, denial or degradation of service attacks, ransomware, social engineering schemes, and insider theft or misuse. While we take steps to review security protections of services provided to us, there can be no guarantee that a failure or breach of such systems will not occur or be perceived to occur. If such failures were to occur, we may not be able to sufficiently recover to avoid the loss of data or any adverse impact on our operations that are dependent on such IT systems. This could result in lost sales as we may not be able to meet the demands for our product, and other harm to our business and results of operations. Further, some of the systems used in our business will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Security breaches or incidents or other damage to or disruptions to any data centers or other systems used in our business have in the past resulted in interruptions and could in the future result in lengthy interruptions in our service and may adversely affect our business, prospects, financial condition and operating results.
Furthermore, because our IT systems are essential for the exchange of information both internally and in communicating with third parties, including our suppliers and manufacturers, security breaches or other cybersecurity incidents could lead to unauthorized acquisition or unauthorized release of sensitive, confidential or personal data or information, improper use of our systems, or unauthorized access, use, disclosure, modification or destruction of information or defective products. Our IT systems also help us produce financial information. We have not, as of the date of this report, experienced a cybersecurity incident or cybersecurity risk that we have determined has had a material adverse effect on our business. However, any disruption, security breach, or other incident could impact our ability to produce timely and accurate financial information needed for compliance, audit, and reporting purposes. If any such security breaches or incidents were to continue, our ability to communicate both internally and with third parties and other aspects of our operations may be negatively impacted.
Significant capital and other resources may be required in efforts to protect against security breaches, incidents, and system disruptions, or to alleviate problems caused by actual or suspected security breaches and other incidents and system disruptions. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities and otherwise seeking to obtain unauthorized access to systems or data, and to disrupt systems, are increasingly sophisticated and constantly evolving. In addition, laws, regulations, government guidance, and industry standards and practices in the United States and elsewhere are rapidly evolving to combat these threats. We may face increased compliance burdens regarding such requirements with regulators and customers regarding our products and services and also incur additional costs for oversight and monitoring of our supply chain. We also cannot be certain that these systems, networks, and other infrastructure or technology upon which we rely, including those of our third-party suppliers or service providers, will be effectively implemented, maintained or expanded as planned, or will be free from bugs, defects, errors, vulnerabilities, viruses, or malicious code. We may be required to expend significant resources to make corrections or to remediate issues that are identified or to find alternative sources. Any of these circumstances potentially could have a negative impact on our business, prospects, financial condition and operating results.
We may not be able to identify or complete transactions with attractive acquisition candidates. Future acquisitions may result in significant transaction expenses and we may incur significant costs.
We may from time to time selectively pursue on an opportunistic basis acquisitions of additional businesses that complement our existing business and footprint. The success of any such growth strategy would depend, in part, on selecting strategic acquisition candidates at attractive prices and effectively integrating their businesses into our own, including with respect to financial reporting and regulatory matters. There can be no assurance that we will be able to identify attractive acquisition candidates or complete the acquisition of any identified candidates at favorable prices and upon advantageous terms and conditions, including financing alternatives. In addition, general economic conditions or unfavorable capital and credit markets could affect the timing and extent to which we can successfully acquire new businesses, which could limit our revenues and profitability.

Our facilities or operations could be damaged or adversely affected as a result of natural disasters and other catastrophic events.
Our facilities or operations could be adversely affected by events outside of our control, such as natural disasters, wars, health epidemics and other calamities. We cannot assure you that any backup systems will be adequate to protect our facilities or operations from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any health epidemics, outbreaks of contagious diseases and other adverse public health developments in countries where we and our suppliers operate could have a material adverse effect on our business, financial condition and results of operations. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services.
We may not have sufficient insurance coverage to cover business continuity.
A sustained or repeated interruption in the manufacturing of our products due to labor shortage, fire, flood, war, pandemic, natural disasters, regulatory requirements, and similar unforeseen events beyond our control may interfere with our ability to manufacture our products and fulfill customers’ demands in a timely manner, and make it difficult, or in certain cases, impossible for us to continue our business for a substantial period of time. Failure to manufacture our products and meet customer demands would impair our ability to generate revenues which would adversely affect our financial results. We currently do not have a formal disaster recovery or business continuity plan in place and any disaster recovery and business continuity plans that we may put in place may prove inadequate in the event of a serious disaster or similar event. As part of our risk management, we maintain insurance coverage for our business. However, we cannot assure you that the amount of insurance will be sufficient to satisfy any damages or losses we may incur. If our insurance coverage is not sufficient, we may incur substantial expenses, which, could have a material adverse effect on our business.
Changes in the global trade environment, including the imposition or escalation of import tariffs, could adversely affect the amount or timing of our revenues, results of operations or cash flows.
While our current supply chain is largely domestic, it includes Chinese sources for various parts. Escalating trade tensions, particularly between the United States and China have led to increased tariffs and trade restrictions, including current and recent tariffs applicable to certain electronic materials and components of our products. These tariffs include Section 301 tariffs that the U.S. Trade Representative has imposed on certain imports from China since 2018, the additional fentanyl-related tariff on most Chinese-origin goods and some Canadian- and Mexican-origin goods as implemented by the U.S. government between February 2025 and February 2026, and the reciprocal tariffs implemented by the U.S. government on imports from most U.S. trading partners between April 2025 and February 2026. Further, the United States has implemented or scheduled additional global sector-specific Section 232 tariffs on various items, including certain steel and aluminum products, automobiles and automotive components, and copper products. After the Supreme Court held that the fentanyl-related and reciprocal tariffs implemented under the International Emergency Economic Powers Act were ultra vires, the United States ceased collection of these tariffs and implemented a global, 10 percent tariff on many of the same items under authorities provided in Section 122 of the Trade Act of 1974.
The U.S. government is in the process of establishing a system to automate the processing of refunds for previous payments made in connection with the tariffs imposed under the International Emergency Economic Powers Act, but the timing, availability, and amount of such refunds we may be able to seek is uncertain, as is whether or how U.S. tariff policy might change in the future or how other countries may retaliate or respond to changing U.S. tariff policies. For example, additional tariffs may be forthcoming under Section 232, Section 301, Section 122, Section 338, and/or other legal authorities, and the U.S. government has already initiated investigations in furtherance of such potential additional tariffs.
Current and recent tariffs and the possibility of additional tariffs in the future have created uncertainty, particularly if we are not able to second source parts from alternative vendors. There can be no guarantee that these developments will not negatively impact the price of the positive electrode used in our products. Additionally, existing, future, or potential tariffs may negatively affect key customers and suppliers, and other supply chain partners. Such outcomes could adversely affect the amount or timing of our revenues, results of operations or cash flows, and cause sales volatility, price fluctuations or supply shortages or cause our customers to advance or delay their purchase of our products.
We are in the process of qualifying alternative sources but anticipate it will take time before alternate sources are qualified for every component. Depending on the outcome of the tariffs that the Trump administration has implemented, previously implemented, and may eventually implement on additional products and/or countries, our ability to secure alternative sources of components may be further limited in the future. In addition, such sources may charge a higher cost than our current suppliers, which would negatively impact our results of operations. There is no guarantee that we will be able to identify alternate suppliers that meet our quality, volume and price requirements. Failure to meet these requirements could result in supply disruptions and increased costs. It is difficult to predict what further trade-related actions governments may take, which may include additional or increased tariffs and trade restrictions, and we may be unable to react to such actions quickly, cheaply or effectively, which could result in supply shortages and increased costs.
We could be subject to foreign exchange risk.
Our international sales are typically denominated in U.S. dollars. As a result, we will not have significant direct exposure to currency valuation exchange rate fluctuations. However, because our products are sold internationally, our products may be at a price disadvantage as compared with other non-U.S. suppliers if the U.S. dollar appreciates relative to other major foreign currencies. This could lead to our having to lower prices or our struggling to compete for international customers. Consequently, currency fluctuations, in particular, a strengthening of the U.S. dollar, could adversely affect the competitiveness of our products in international markets.
We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
Unexpected risks may arise that cause us to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject. Accordingly, our stockholders could suffer a reduction in the value of their shares.
Our results of operations could vary as a result of changes to our accounting policies or the methods, estimates and judgments we use in applying our accounting policies.
The estimates and judgments we use in applying our accounting policies have a significant impact on our results of operations. Such methods, estimates and judgments are, by their nature, subject to substantial risks, uncertainties and assumptions, and factors may arise over time that could lead us to reevaluate our methods, estimates and judgments.
Management regularly evaluates its estimates such as for service agreements, loss accruals, warranty, performance guarantees, liquidated damages and inventory valuation allowances. Changes in those estimates and judgments could significantly affect our financial condition and results of operations. We will also adopt changes required by the Financial Accounting Standards Board and the SEC.
The requirements of being a public company may strain our resources and divert management’s attention.
As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as rules adopted, and to be adopted, by the SEC and the NYSE. Compliance with such public company requirements is costly, time-consuming and complex. We expect management and other personnel to continue to devote a substantial amount of time and resources to these compliance initiatives. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements as they continue to evolve over time. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.
In addition, we may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the

United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to further expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.
Moreover, our efforts to comply with new and changing laws and regulations related to public disclosure and corporate governance have resulted in increased general and administrative expenses and a diversion of management time and attention. Because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalties and our business may be harmed.
We have engaged and may continue to engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.
We have entered into transactions, and may in the future enter into further transactions with related parties. Related-party transactions create the possibility of conflicts of interest with regard to management, including that:
•we may enter into contracts between us, on the one hand, and related parties, on the other, that are not as a result of arm’s-length transactions;
•our executive officers and directors that hold positions of responsibility with related parties may be aware of certain business opportunities that are appropriate for presentation to us as well as to such other related parties and may present such business opportunities to such other parties; and
•our executive officers and directors that hold positions of responsibility with related parties may have significant duties with, and spend significant time serving, other entities and may have conflicts of interest in allocating time.
Such conflicts could cause such executive officer or director to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related-party transactions could impair the confidence of our investors. Our audit committee and our board of directors regularly review these transactions. Notwithstanding this, it is possible that a conflict of interest could have a material adverse effect on our business, financial condition and results of operations.
Our relationships with related parties, SBE, an affiliate of SoftBank Group Corp., and Honeywell, are subject to various risks which could adversely affect our business and future prospects. There are no assurances that we will be able to commercialize iron flow batteries from our joint development relationship with such parties. In addition, neither SBE nor Honeywell has any obligation to order any energy storage products from us under the agreements with such business partners, including at any price point.
In April 2021, we signed a framework agreement with SBE to supply our energy storage products to SBE in support of its market activities. Under this agreement, we have made various commitments to meet SBE’s potential need for our energy storage products and are obligated to reserve a certain percentage of our manufacturing capacity to meet SBE’s future needs, subject to periodic reviews of its firm and anticipated orders, which may negate those capacity reservations if no firm demand is realized. However, SBE is under no obligation to place any firm orders with us at any price point, and any future orders may be subject to future pricing or other commercial or technical negotiations, which we may not be able to satisfy, resulting in a diminished potential value of this relationship to us. To date, no orders have been placed under the framework agreement.
On September 21, 2023, we signed a Supply Agreement with UOP LLC (“UOP”), an affiliate of Honeywell International Inc. (“Honeywell”), pursuant to which UOP may purchase equipment supplied by us, and we agreed to issue additional warrants to purchase common stock to UOP, consisting of (i) an initial Performance Warrant to issue up to 51,717 shares of common stock, issued on September 21, 2023 in exchange for a prepayment of equipment by UOP in the amount of $15 million, and (ii) additional Performance Warrants (not to exceed an aggregate value of $15 million based on target purchase amounts of up to $300 million by 2030) to be issued on an annual basis for the five-year period beginning in 2026, based on UOP’s purchase of additional equipment after execution of the Supply Agreement. On September 21, 2023, we and UOP also entered into a Joint Development

Agreement, pursuant to which we and UOP have agreed to work together to collaborate and engage in certain research and development activities generally related to flow battery technology, and a Patent License Agreement, pursuant to which UOP will license certain patent rights to us. However, Honeywell is under no obligation to place any additional firm orders with us at any price point, and any future orders may be subject to future pricing or other commercial or technical negotiations, which we may not be able to satisfy, resulting in a diminished potential value of this relationship to us. In addition, while activities under the Joint Development Agreement have commenced, we and Honeywell may not be able to agree on future activities and endeavors to pursue under the Joint Development Agreement, activities under the Joint Development Agreement may not be successful, or the Patent License Agreement may have limited value to us.
SBE, Honeywell, and any other business partners in the future, may have economic, business or legal interests or goals that are inconsistent with our interests or goals. Any disagreements with our current or other future business partners may impede our ability to maximize the benefits of these partnerships and slow the commercialization of our iron flow batteries. Future commercial or strategic counterparties may require us, among other things, to pay certain costs or to make certain capital investments or to seek their consent to take certain actions. In addition, if our business partners are unable or unwilling to meet sourcing, development, or other obligations under our partnership arrangements, we may be required to fulfill those obligations alone. These factors could result in a material adverse effect on our business and financial results.
The execution of our strategy to expand into new markets through strategic partnerships, joint ventures and licensing arrangements is in a very early stage and is also subject to various risks which could adversely affect our business and future prospects.
We have entered and may in the future enter into strategic partnerships, joint ventures and licensing arrangements to expand our business and enter into new markets. However, there is no assurance that we will be able to consummate any such arrangements as contemplated to commercialize our energy storage products. There is also no assurance that we will be able to realize the benefits of any such arrangements even if we do enter into such strategic partnerships, joint ventures and licensing arrangements and there is always a risk that either party may be unable to comply with its delivery, payment, or other obligations under any such arrangement. The occurrence of any such risks may result in diminished potential value of these types of relationships to us. For example, in 2022 we entered into a strategic partnership with Energy Storage Industries Asia Pacific (“ESI”) and a framework agreement with Sacramento Municipal Utility District (“SMUD”). We delivered Energy Warehouse systems to ESI from 2022 through early 2025 to fulfill their orders. We agreed to move forward separately from our 2022 agreement in late 2025 and recognize the opportunity to work together again in the future, although ESI is under no obligation to place additional orders with us. We made the first delivery of our systems to SMUD during the second quarter of 2023, but the task authorization supporting the Energy Warehouse pilot and the next phase order of our Energy Center expired on December 31, 2024, and while we are in discussions for future task authorizations, SMUD is under no obligation to continue the task authorization or place additional orders with us.
Any future strategic partnerships, joint ventures or licensing arrangements may require us, among other things, to pay certain costs, make certain capital investments or to seek the partner’s consent to take certain actions. In addition, if a partner is unable or unwilling to meet its economic or other obligations under the respective arrangements, we may be required to either fulfill those obligations alone to ensure the ongoing success of, or to dissolve and liquidate, the partnership, joint venture or licensing arrangement. These factors could result in a material adverse effect on our business, prospects and financial results.
Our review of commercial and strategic transactions may be disruptive to our business and may not be successful.
We continue to investigate and pursue commercial or financial transactions, which could include, among other things, divestitures, a merger or sale, joint ventures, partnerships and financings. Exploring commercial and financial transactions may create a significant distraction for our management team and board of directors and require us to expend significant time and resources and incur expenses for advisors. Moreover, the review and consideration of such commercial and financial transactions may disrupt our business by causing uncertainty among current and potential employees, suppliers, customers and investors. The selection and execution of a commercial or financial transaction may lead to similar disruptions, and parties advocating for alternatives not selected may solicit support for such other alternatives, causing further disruption.

Despite our plan to devote significant efforts to identify and evaluate potential commercial and financial transactions, the process may not result in any definitive offer to consummate such a transaction, or, if we receive such a definitive offer, the terms may not be as favorable as anticipated or may not result in the execution or approval of a definitive agreement. Even if we enter into a definitive agreement, we may not be successful in completing a transaction or, if we complete such a transaction, it may not enhance stockholder value or deliver expected benefits.
If we do not successfully identify a viable commercial or financial transaction, or consummate such a transaction, or if we are unable to raise sufficient capital to fund our operations, our board of directors may determine that a liquidation of our assets, wind-down, dissolution, or other restructuring of our business is the best method to seek to maximize value.
If we do not successfully identify a viable commercial or financial transaction, or consummate such a transaction, or if we are unable to raise sufficient capital to fund our operations, our board of directors may determine that the liquidation of our assets, wind-down, dissolution, or other restructuring of our business is the best method to seek to maximize value. In such an event, the amount of cash available for distribution to our stockholders, if any, would depend on many factors, including the costs and timing of such liquidation, the market for our assets, our cash balance, the amount of cash that would need to be reserved for commitments and contingent liabilities, and the amount and relative priority of our liabilities.
Accordingly, holders of our shares and warrants could lose all or a significant portion of their investment in the event of a liquidation of our assets, wind-down, dissolution, or other restructuring of our business.
Risks Related to Regulatory, Environmental and Legal Issues
We may face regulatory challenges to or limitations on our ability to sell our products directly in certain markets. Expanding operations internationally could expose us to additional risks.
While we intend to continue to sell our products across the United States both directly and through third parties, our ability to continue such sales may be affected by future limitations, either directly to the ability to sell energy storage or by broader regulation related to the sales and operation of distributed energy resources, which could have an impact on our ability to sell our products to the market.
Although we currently primarily operate in the United States, we continue to expand our business internationally. Any expansion internationally could subject our business to risks associated with international operations, including legal and regulatory requirements, political uncertainty and social, environmental and economic conditions in numerous jurisdictions, over which we have little control and which are inherently unpredictable. Our operations in such jurisdictions, particularly as a company based in the United States, create risks relating to conforming our products to regulatory and safety requirements and charging and other electric infrastructures; organizing local operating entities; establishing, staffing and managing foreign business locations; attracting local customers; navigating foreign government taxes, regulations and permit requirements; enforceability of our contractual rights; trade restrictions, export controls, foreign direct investment review regimes, customs regulations, tariffs and price or exchange controls; and preferences in foreign nations for domestically manufactured products. Such conditions may increase our costs and tax liabilities, impact our ability to sell and service our products, impose limitations on how we run our business, prevent us from acquiring foreign business or from acquiring certain stakes in certain businesses, and require significant management attention, and may harm our business if we are unable to manage them effectively.
In addition, there may be laws in international jurisdictions we have not yet entered, laws we are unaware of in jurisdictions we have entered, or changes to laws in jurisdictions we have entered that may affect or restrict our sales or other business practices. Even for those jurisdictions we have analyzed, the laws in this area can be complex, difficult to interpret and may change over time. Continued regulatory limitations and other obstacles interfering with our ability to sell our energy storage products may harm our business, financial condition and results of operations. Additionally, any regulation that affects the sale or operations of distributed energy resources could diminish the real or perceived value of our energy storage solutions in those markets. As a result of these risks, any potential future international expansion efforts that we may undertake may not be successful.

Our customers may be required to obtain environmental, health and safety or other certifications in order to install our products. If our customers are unable to obtain the necessary certifications, we will not be able to install our products, which would negatively impact our revenues.
While our engineering team has worked closely with the CSA Group, Intertek, UL and Technischer Überwachungsverein certification agencies to obtain certifications of our flow battery products under all applicable safety standards, there is no guarantee that such certifications will continue to be obtained or that our batteries will be certificate compliant. From our prior certifications, we have expanded our flow battery product certification to the European Conformity marking in the European Union and intend to expand to other international standards such as the International Electrotechnical Commission (“IEC”). Failure to comply with IEC standards may impact our revenues, as compliance is required by some of our customers.
We are subject to multiple U.S. federal, state, local and other applicable regulations. Changes in applicable law, regulations or requirements, or our material failure to comply with any of them, can increase our costs and have other negative impacts on our business.
Applicable laws and requirements address multiple aspects of our operations, such as worker safety, consumer rights, privacy, cybersecurity, employee benefits and more, and can often have different requirements in different jurisdictions. Changes in these requirements, or any material failure to comply with them, could increase our costs, affect our reputation, result in claims, litigation, and regulatory investigations or other proceedings, which may result in fines, penalties, and other liabilities, and which may limit our business, drain management’s time and attention or otherwise, and generally impact our operations in adverse ways.
We are subject to requirements relating to environmental and safety regulations and environmental remediation matters which could adversely affect our business, results of operation and reputation.
We are subject to numerous federal, state and local environmental laws and regulations governing, among other things, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. There are significant capital, operating and other costs associated with compliance with these environmental laws and regulations. Environmental laws and regulations may become more stringent in the future, which could increase costs of compliance or require us to manufacture with alternative technologies and materials.
Federal, state and local authorities also regulate a variety of matters, including, but not limited to, health, safety and permitting in addition to the environmental matters discussed above. Site inspections, new legislation, or new regulations may trigger new facility requirements, process controls, reporting requirements, or material changes to our operations, resulting in significant increases to the cost of production.
Our manufacturing process involves hazards such as but not limited to hazardous materials, machines with moving parts, and high voltage and/or high current electrical systems typical of large manufacturing equipment and related safety incidents.
We have had, and in the future may have further, environmental or safety incidents that damage machinery or product, slow or stop production or field operations, harm employees or result in leakage of electrolyte. Consequences may include litigation, regulation, fines, increased insurance premiums, decisions or mandates to temporarily halt production or field operations, workers’ compensation claims, expenses related to site remediation or other actions that impact our brand and reputation, customer’s willingness to place future orders, our operating results and financial condition, our ability to operate, and our future prospects.
We may be exposed to delays, limitations and risks related to the environmental permits and other operating permits required to operate our products.
Operation of our manufacturing facilities requires land use and environmental permits and other operating permits from federal, state and local government entities. New permits may be required to carry out and perform our current plans and operations at our existing facility, including with respect to manufacturing, treatment, and storage of our electrolyte, and we may require additional environmental, wastewater and land use permits for the commercial operation of any future manufacturing facilities. Delays, denials or restrictions on any of the applications for or assignment of the permits to operate our manufacturing facilities could adversely affect our ability to execute on our business plans and objectives.

We have collected and processed certain information about our customers and about individuals and will be subject to various laws and regulations relating to privacy, data protection and cybersecurity.
We collect and process certain battery data required for performance monitoring, safety and serviceability. This information is transmitted to our control center and stored. Such data currently is limited to battery operational and safety parameters. Additionally, we collect and otherwise process other data relating to individuals, including business partners, prospects, employees, vendors, and contractors. Our handling of data relating to individuals is subject to a variety of laws and regulations relating to privacy, data protection and cybersecurity, and we may become subject to additional obligations, including contractual obligations, relating to our maintenance and other processing of this data, and new or modified laws or regulations, such as regulations pertaining to controlled unclassified information or data that is subject to export control laws. Laws, regulations, and other actual and potential obligations relating to privacy, data protection, and cybersecurity are evolving rapidly, and we expect to potentially be subject to new laws and regulations, or new interpretations of laws and regulations, in the future in various jurisdictions. These laws, regulations, and other obligations, and changes in their interpretation, could require us to modify our operations and practices, restrict our activities, and increase our costs. Further, these laws, regulations, and other obligations are complex and compliance with them can be difficult. It is possible that these laws, regulations, and other obligations may be inconsistent with one another or be interpreted or asserted to be inconsistent with our business or practices. We anticipate needing to dedicate substantial resources in order to comply with laws, regulations, and other obligations relating to privacy and cybersecurity. Any actual or alleged failure by us to comply with our privacy policy or any federal, state or international privacy, data protection or cybersecurity laws or regulations or other obligations could result in claims and litigation against us, regulatory investigations and other proceedings, legal liability, fines, damages and other costs. Any actual or alleged failure by any of our vendors or business partners to comply with contractual or legal obligations regarding the protection of information about our customers could carry similar consequences. Should we become subject to additional laws, regulations, or other obligations relating to privacy, data protection or cybersecurity, we may need to undertake compliance efforts that could carry a large cost and could entail substantial time and other resources.
Further, although we take steps to protect the security of our customers’ personal information and other personal information within our control, we may face actual or perceived security breaches, incidents, or other misuses of this information, and many jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data. We may be required to expend significant resources to comply with security breach and incident notification requirements if a third party accesses or acquires such personal information without authorization, if we otherwise experience a security breach or incident or loss or damage of personal information, or if this is perceived to have occurred. Any actual or perceived breach of our network or systems, or those of our vendors or service providers, could result in claims, litigation, and proceedings against us by governmental entities or others, have negative effects on our business and future prospects, including possible fines, penalties and damages, or loss of eligibility for government grants and contracts, and could result in reduced demand for our energy storage products and harm to our reputation and brand, resulting in negative impacts to our business, prospects, and financial results.
We could be subject to penalties and other adverse consequences for any violations of the FCPA, and other foreign anti-bribery and anti-corruption laws.
We are subject to the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the United Kingdom Bribery Act 2010, and possibly other anti-bribery and anti-corruption laws in countries outside of the United States in which we conduct our activities. We may have business dealings with customers in certain countries that are high risk for corruption. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies and their employees, agents, representatives, business partners, and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector.
We sometimes leverage third parties to sell our products and conduct our business abroad. We, our employees, agents, representatives, business partners or third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if we do not explicitly authorize such activities. We cannot assure you that all of our employees and agents will not take actions in violation of applicable law, for which we may be ultimately held responsible. We currently have contracts and may potentially operate in parts of the world that have experienced higher levels of governmental corruption and as we increase our international sales and business, our risks under these laws may increase. In addition, due to the level of regulation in our industry and related energy industries, our entry into certain jurisdictions may require substantial government contact where norms can differ from U.S. standards.
These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address and to mandate compliance with such laws, we cannot assure you that none of our employees, agents, representatives, business partners or third-party intermediaries will take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.
In the event that we believe, have reason to believe, or are notified that our employees, agents, representatives, business partners, or third-party intermediaries have or may have violated applicable laws, including anti-bribery and anti-corruption laws, we may be required to investigate or have outside counsel investigate the relevant facts and circumstances, and detecting, investigating and resolving actual or alleged violations can be expensive and require significant time and attention from senior management. Any allegation or violation of U.S. federal and state and non-U.S. laws, regulations and policies regarding anti-bribery and anti-corruption could result in substantial fines, sanctions, civil and/or criminal penalties, whistleblower complaints, sanctions, settlements, prosecution, enforcement actions, damages, adverse media coverage, investigations, loss of export privileges, suspension or debarment from government contracts, or other curtailment of operations in the United States or other applicable jurisdictions. In addition, actual or alleged violations could damage our reputation and ability to do business. Any of the foregoing could materially adversely affect our reputation, business, financial condition, prospects and results of operations.
We are subject to governmental export and import controls and economic sanctions programs that could impair our ability to compete in international markets or subject us to liability if we violate these controls.
Our products and services are, or may in the future be, subject to U.S. export control laws and regulations including the Export Administration Regulations (“EAR”) and trade and economic sanctions maintained by the Office of Foreign Assets Control (“OFAC”) and to similar laws and regulations in all other jurisdictions in which we operate. As such, a license may be required to export, re-export or transfer our products and services to certain countries or end-users or for certain end-uses. If we were to fail to comply with such export control laws and regulations or trade and economic sanctions, we could be subject to both civil and criminal penalties, including substantial fines, possible incarceration for employees and managers for willful violations, and the possible loss of our export and/or import privileges. Compliance with the EAR, OFAC sanctions, and other applicable regulatory requirements regarding the import and export of our products or the performance of services, may create delays in the introduction of our products and services in non-U.S. markets, prevent our customers with non-U.S. operations from deploying these products and services throughout their global systems or, in some cases, prevent the export of the products and services to some countries or users altogether. We may enter into agreements with customers and counterparties located in countries subject to list-based OFAC sanctions.
Obtaining the necessary export license for a particular sale or offering may not be possible, may be time-consuming, and may result in the delay or loss of sales opportunities. Further, U.S. export control laws and trade and economic sanctions as well as similar laws and regulations in other jurisdictions prohibit the export of products and services to certain U.S. embargoed or sanctioned countries, governments, and persons, as well as for prohibited end-uses. Even though we have taken precautions to ensure that we and our partners comply with all relevant import and export control laws and regulations and sanctions, monitoring and ensuring compliance with these complex laws and regulations is particularly challenging, and any failure by us or our partners to comply with such laws and regulations could have negative consequences for us, including reputational harm, government investigations and penalties.
Any change in domestic or international export or import laws or regulations, economic sanctions, or related legislation, shift in the enforcement or scope of existing export, import, or sanctions laws or regulations, or change in the countries, governments, persons, or technologies targeted by such export, import, or sanctions laws or regulations, could result in decreased use of our products and/or services by, or in our decreased ability to export or sell our products and/or services to, end-customers with international operations.

We may be exposed to various risks related to legal proceedings or claims that could adversely affect our operating results. The nature of our business exposes us to various liability claims, which may exceed the level of our insurance coverage resulting in our not being fully protected.
We have been and may continue to be party to lawsuits in the normal course of our business. Litigation can be expensive, lengthy and disruptive to normal business operations even if the grounds are meritless. Moreover, the results of complex legal proceedings are difficult to predict. Responding to lawsuits brought against us, or legal actions that we may initiate, can be expensive and time-consuming. Unfavorable outcomes from these claims and/or lawsuits could adversely affect our business, financial condition or results of operations, and we could incur substantial monetary liability and/or be required to change our business practices.
Our business may expose us to claims for personal injury, death or property damage resulting from the use of our products or from employee related matters. Additionally, we could be subject to potential litigation associated with compliance with various laws and governmental regulations at the federal, state or local levels, such as those relating to the protection of persons with disabilities, employment, health, safety, security and other regulations under which we operate.
We carry comprehensive insurance, subject to deductibles, at levels we believe are sufficient to cover existing and future claims made during the respective policy periods. However, we may be exposed to multiple claims, and, as a result, could incur significant out-of-pocket costs before reaching the deductible amount, which could adversely affect our financial condition and results of operations. In addition, the cost of such insurance policies may increase significantly upon renewal of those policies as a result of general rate increases for the type of insurance we carry as well as our historical experience and experience in our industry. Although we have not experienced any material losses that were not covered by insurance, our existing or future claims may exceed the coverage level of our insurance, and such insurance may not continue to be available on economically reasonable terms, or at all. If we are required to pay significantly higher premiums for insurance, are not able to maintain insurance coverage at affordable rates or must pay amounts in excess of claims covered by our insurance, then we could experience higher costs that could adversely affect our financial condition and results of operations.
We are subject to certain restrictions and obligations on our business as a result of grants and/or loans received under certain governmental programs and we may be subject to similar or other restrictions to the extent we utilize governmental grants in the future.
Some of our research has been funded by grants from U.S. government agencies. In conjunction with the Advanced Research Projects Agency-Energy grant we received from the Department of Energy, we granted to the United States a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States inventions related to iron flow technology made within the scope of the grant. When new technologies are developed with U.S. government funding, the government obtains certain rights in any resulting patents and technical data, generally including, at a minimum, a nonexclusive license authorizing the government to use the invention or technical data for noncommercial purposes. U.S. government funding must be disclosed in any resulting patent applications, and our rights in such inventions will normally be subject to government license rights, periodic progress reporting, foreign manufacturing restrictions and march-in rights. Therefore, if we failed to disclose to the Department of Energy an invention made with grant funds that we disclosed to patent counsel or for publication, or if we elect not to retain title to the invention, the United States may request that title to the subject invention be transferred to it.
March-in rights refer to the right of the U.S. government, under certain limited circumstances, to require us to grant a license to technology developed under a government grant to a responsible applicant or, if we refuse, to grant such a license itself. March-in rights can be triggered if the government determines that we have failed to work sufficiently towards achieving practical application of a technology or if action is necessary to alleviate health or safety needs, to meet requirements of federal regulations or to give preference to U.S. industry. If we breach the terms of our grants, the government may gain rights to the intellectual property developed in our related research. The government’s rights in our intellectual property may lessen its commercial value, which could adversely affect our performance.
Moreover, we may be adversely affected by government shutdowns. The U.S. government has experienced budgetary shutdowns in the past and may again in the future. In the event of a prolonged government shutdown, or if regulatory agencies experience restrictions on entering into contracts with third parties, there could be a material adverse effect on our business. Further, in our operations as a public company, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.
To the extent we utilize governmental grants in the future, the governmental entities involved may retain certain rights in technology that we develop using such grant money. These rights could restrict our ability to fully capitalize upon the value of this research by reducing total revenues that might otherwise be available since such governmental rights may give the government the right to practice the invention without payment of royalties if we do not comply with applicable requirements. Such grants and other forms of government incentives may also subject us to additional disclosure or reporting requirements.
The reduction, elimination or expiration of government tax credits, subsidies and economic incentives related to renewable energy solutions could reduce demand for our technology and harm our business.
The U.S. federal government and some state and local governments provide incentives to end users and potential purchasers of our energy storage products in the form of rebates, tax credits and other financial incentives, such as system performance payments and payments for renewable energy credits associated with renewable energy generation. We will rely on these governmental rebates, tax credits and other financial incentives to significantly lower the effective price of the energy storage products to our customers in the United States. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy.
Our energy storage products have qualified for tax exemptions, incentives or other customer incentives in many states including California. Some states have utility procurement programs and/or renewable portfolio standards for which our technology is eligible. There is no guarantee that these policies will continue to exist in their current form, or at all. Such state programs may face increased opposition on the U.S. federal, state and local levels in the future. Changes in federal or state programs could reduce demand for our energy storage products, impair sales financing and adversely impact our business results.
On August 16, 2022, the President of the United States signed into law the IRA, which extended the availability of ITCs and PTCs and made significant changes to the tax credit regime that applies to solar and energy storage projects. As a result of changes made by the IRA, the ITC for solar generation projects was extended until at least 2033, and expanded to include stand-alone battery storage projects. This expansion provided more certainty on the tax incentives available to stand-alone battery storage projects in the future. Subject to recently enacted legislation discussed below, we believe the IRA will increase demand for our products and services due to the extensions and expansions of various tax credits that are critical for our customers’ economic returns, while also providing more certainty in and visibility into the supply chain for materials and components for energy storage systems. To date, guidance has been released by the IRS and the U.S. Treasury Department (“Treasury”) to implement many of the IRA’s provisions, including with respect to battery storage projects and domestic content requirements, however there continues to be uncertainty with respect to certain aspects of the IRA, which could cause our customers to delay projects pending further guidance and legislative changes and which could reduce demand for our technology and harm our business. For example, the IRS issued Notice 2023-38 in May 2023 setting forth guidance on the domestic content bonus tax credits under the IRA, which introduced uncertainties that have yet to be fully resolved. In May 2024, the IRS issued Notice 2024-41 setting forth further guidance on the domestic content bonus tax credits, including a safe harbor method for calculating domestic content percentages. And in January 2025, the IRS issued Notice 2025-08, which provided an updated safe harbor method for calculating domestic content percentages. Notice 2024-41, Notice 2025-08 and the elective safe harbor described therein clarified some pre-existing uncertainty in the industry from Notice 2023-38, but they also introduced further uncertainties on some issues. These uncertainties have and could continue to cause our customers to delay projects as they navigate the existing guidance in qualifying for tax credits and possibly wait for further clarity. If we are unable to provide battery storage products that meet the domestic content requirements while our competitors are able to do so, we might experience a decline in sales of our products, which could adversely impact our results of operations and harm our business. Further, although these provisions generally subsidize battery storage both in front of and behind the meter, they may benefit other companies in unexpected ways and thus weaken our competitive position. For example, the IRA may enable companies producing shorter duration lithium-ion batteries to compete with us through added volume of cells at lower cost.
In addition to the foregoing, on July 4, 2025, the OBBB was signed into law by the President of the United States. The OBBB contains a number of changes to the IRA that significantly impact the availability of the ITCs under Sections 48(a) and 48E of the Code, including the accelerated sunsetting of certain investment tax credits (including for solar projects), and certain limited restrictions on their transferability to third-parties for sale. In particular, ITCs for solar projects under Section 48E are terminated if they do not begin construction by July 4, 2026 unless such projects are placed in service by December 31, 2027, and the ITC under Section 48(a) has fully terminated for solar projects that did not begin construction by December 21, 2024. However, the sunset dates for ITCs for energy storage projects remain largely unchanged from the IRA. The OBBB also introduces significant restrictions beginning in 2026 around certain foreign entities, which will not only impact who can invest in renewable energy projects, but also who can supply components and know-how to develop them. Such foreign entity restrictions will apply not only to our customers but also to our energy storage technology manufacturing business for purposes of qualifying for the ITCs, PTCs, and Section 45X PTCS, but our domestic manufacturing and supply chain structure generally should benefit from the addition of these foreign entity of concern ("FEOC”) limitations, subject to our review of recently issued and future FEOC guidance. In addition to the foregoing legislative changes, on July 7, 2025, the President of the United States issued an Executive Order which directed the Secretary of the Treasury, within 45 days of the enactment of the OBBB, to enforce termination of the ITC for solar by issuing new and/or revised guidance related to established beginning of construction rules. In response to such Executive Order, the IRS issued Notice 2025-42 on August 15, 2025 that limits the methods that developers can use to determine whether they have begun construction for solar projects, in particular, removing a prior 5% safe harbor for beginning of construction (except for low-output solar facilities), Although Notice 2025-42 by its terms does not address energy storage technology and thus would not exclude it from such limitations, we cannot predict with certainty what such guidance will say, or how it will impact our customers or our business going forward.
Furthermore, the OBBB imposed new eligibility qualifications for purposes of the Section 45X PTC for integrated components sold after December 31, 2026 to the effect that any primary component integrated into a secondary component must be produced within the same manufacturing facility, at least 65 percent of the total direct material costs of the secondary component must be attributable to primary components which are domestically mined, produced or manufactured, and the secondary component must be sold to a third party. The OBBB also modified the definition of a battery module to require that it include all essential functional equipment, such as current collector assemblies and voltage sense harnesses. The Company’s domestic manufacturing and supply chain structure generally should benefit from the foregoing revisions set forth in the OBBB, as enacted, subject to our review of recently issued and future FEOC guidance.
The full impact of the IRA and the OBBB, their accompanying guidance and any future legislation on our operations cannot be known with certainty. We are continuing to evaluate the potential overall impact and applicability of the IRA and OBBB and any further legislation, guidance or executive orders on our business and operations. To the extent that any impacts from the IRA or OBBB are less beneficial than anticipated or have a negative impact on us or our business or on our customers’ businesses, these changes may materially and adversely impact our business, financial condition, and results of operations. There is additional uncertainty on the future of certain of these incentives under the current U.S. presidential administration and Congress. Such uncertainty could in itself adversely impact customer demand and our business and future results of operations.
Changes in tax laws or in their implementation or interpretation may adversely affect our business and financial condition.
We are or may become subject to income- and non-income-based taxes in the United States under federal, state and local jurisdictions and in certain foreign jurisdictions in which we operate. Tax laws, regulations and administrative practices in these jurisdictions may be subject to significant change, with or without advance notice. For example, beginning in January 2022, the Tax Cuts and Jobs Act of 2017 (the “TCJA”) eliminated the right to deduct research and development expenditures for tax purposes in the period such expenses were incurred and instead requires all U.S. and foreign research and development expenditures to be amortized over five and fifteen tax years, respectively, and as a result, we have recognized a deferred tax asset for the future tax benefit of the amortization deductions of these capitalized research and development expenditures. The recently enacted OBBB eliminates the

TCJA capitalization of domestic research and experimental expenditures for taxable years beginning on January 1, 2025, but retains the requirement to amortize foreign research and experimental expenditure over fifteen tax years.
Also, the IRA introduced a new non-deductible excise tax of 1% on certain net share repurchases by corporations. This 1% excise tax will generally apply to any repurchase of stock we undertake, net of shares issued by us in the same taxable year, which may increase the costs to us of any share repurchases.
Changes in tax laws, as well as other factors, could cause us to experience fluctuations in our tax obligations and effective tax rates and otherwise adversely affect our tax positions and/or our tax liabilities. Such changes may adversely affect our effective tax rates, cash flows and general business condition.
Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.
As of December 31, 2025, we had U.S. federal and state net operating loss carryforwards of $334.7 million and $341.9 million, respectively. U.S. federal net operating loss carryforwards (“NOLs”) generated in taxable years beginning after December 31, 2017 do not expire, but for taxable years beginning after December 31, 2020, the deductibility of such U.S. federal NOLs is limited to 80% of our current year taxable income. Our remaining U.S. federal NOLs will expire beginning in 2032. Our state NOLs may also be subject to certain limitations. It is possible that we will not generate taxable income in time to use our NOLs before their expiration (if applicable) or at all.
Under Sections 382 and 383 of the Internal Revenue Code (the “Code”), if a corporation undergoes an “ownership change” (generally defined as a greater than 50 percentage points change (by value) in the ownership of its equity by certain stockholders over a rolling three-year period), the corporation’s ability to use its pre-change NOLs and certain other pre-change tax attributes to offset its post-change income and taxes may be limited. Similar provisions of state tax law may also apply to limit our use of accumulated state tax attributes. We may have experienced such ownership changes in the past, and we may experience ownership changes in the future as a result of shifts in our stock ownership, some of which are outside our control. Accordingly, our ability to utilize our NOLs and certain other tax attributes could be limited by an “ownership change” as described above, which could result in increased tax liability to the Company.
We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are currently a “smaller reporting company” as defined in Regulation S-K of the Securities Act, which allows us to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain a smaller reporting company only until the last day of the fiscal year in which (i) the market value of the common stock held by non-affiliates exceeds $250,000,000 as of the prior June 30, or (ii) our annual revenues exceeded $100,000,000 during such completed fiscal year and the market value of the common stock held by non-affiliates exceeds $700,000,000 as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
We cannot predict whether investors will find our securities less attractive because we expect to rely on these exemptions. If some investors find our common stock less attractive as a result of our reliance on these exemptions, the trading price of our common stock may be lower than it otherwise would be, there may be a less active trading market for our common stock and the trading price of our common stock may be more volatile.
Risks Related to Our Intellectual Property
If we fail to protect, or incur significant costs in defending, our intellectual property and other proprietary rights, then our business and results of operations could be materially harmed.
Our success depends to a significant degree on our ability to protect our intellectual property and other proprietary rights. We rely on a combination of patent, trademark, copyright, trade secret, and unfair competition laws, as well as confidentiality and other contractual provisions with our customers, suppliers, employees, and others, to establish and protect our intellectual property and other proprietary rights. Our ability to enforce these rights is subject to general litigation risks, as well as uncertainty as to the enforceability of our intellectual property rights in various countries. When we seek to enforce our rights, we may be subject to claims that our intellectual property rights are invalid or not enforceable. Our assertion of intellectual property rights may result in another party seeking to assert claims against us, which could harm our business. Our inability to enforce intellectual property rights under any of these circumstances would likely harm our competitive position and business.
We have applied for patents in multiple jurisdictions, including the United States, Europe, Australia, Japan and China, and under the Patent Cooperation Treaty, some of which have been issued. We cannot guarantee that any of our pending applications will be approved or that our existing and future intellectual property rights will be maintained or sufficiently broad to protect our proprietary technology, and any failure to obtain such approvals or finding that our intellectual property rights are invalid or unenforceable, or if we decline to continue certain intellectual property rights, could force us to, among other things, rebrand or re-design our affected products. In countries where we have not applied for patent protection or where effective intellectual property protection is not available to the same extent as in the United States, we may be at greater risk that our proprietary rights will be misappropriated, infringed, or otherwise violated or may be unprotectable. Government actions may also undermine our intellectual property rights.
Our intellectual property may be stolen or infringed. In the event of such theft or infringement, we may be required to initiate lawsuits to protect our significant investment in our intellectual property. So far, we have been neither the subject of any lawsuits challenging the ownership or validity of our intellectual property, nor have we been required to initiate any lawsuits to protect our intellectual property. However, any such lawsuits may consume management and financial resources for long periods of time and may not result in outcomes that are favorable or readily enforceable, which may adversely affect our business, financial condition or results of operations.
Third parties may assert that we are infringing upon their intellectual property rights, which could divert management’s attention, cause us to incur significant costs, and prevent us from selling or using the technology to which such rights relate.
Our competitors and other third parties hold numerous patents related to technology used in our industry. From time to time, we may also be subject to claims of intellectual property right infringement and related litigation, and, if we gain greater recognition in the market, we will face a higher risk of being the subject of claims that we have violated others’ intellectual property rights. While we believe that our products and technology (including key supplier components) do not infringe in any material respect upon any valid intellectual property rights of third parties, we cannot be certain that we would be successful in defending against any such claims. If we do not successfully defend or settle an intellectual property claim, we could be liable for significant monetary damages and could be prohibited from continuing to use certain technology, business methods, content, or brands. To avoid a prohibition, we could seek a license from the applicable third party, which could require us to pay significant royalties, increasing our operating expenses. If a license is not available at all or not available on reasonable terms, then we may be required to develop or license a non-infringing alternative, either of which could require significant effort and expense. If we cannot license or develop a non-infringing alternative, we would be forced to revise, limit or stop sales of our offerings and may be unable to effectively compete and subject to termination and indemnification obligations under our contracts. Any of these results would adversely affect our business, financial condition and results of operations.
Our patent applications may not result in issued patents or our patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on our ability to prevent others from interfering with the commercialization of our products.
Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. In addition, there are numerous academic papers and other publications in our field of technology. As a result, our existing or pending patents may be subject to challenge on the basis of prior art. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.

Even if our patent applications succeed and we are issued patents in accordance with them, we are still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement than in the United States. In addition, the claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending applications. In addition, patents issued to us may be infringed or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, financial condition and results of operations.
Our products contain third-party open-source software components, and failure to comply with the terms of the underlying open source software licenses could restrict our ability to sell our products or our use of those components give rise to disclosure obligations of proprietary software.
Our products contain components that are licensed under so-called “open source,” “free” or other similar licenses. Open source software is made available to the general public on an “as-is” basis under the terms of a non-negotiable license. Certain open source licenses may give rise to obligations to disclose or license our source code or other intellectual property rights if such open source software is integrated with our proprietary software or used or distributed in certain ways. We currently combine and use our proprietary software with open source software, but not in a manner that we believe requires the release of the source code of our proprietary software to the public. If we combine, use or distribute our proprietary software with open source software in a certain manner in the future, we could be required to release the source code to our proprietary software as open source software, or could be required to cease using the relevant open source software which might be costly to replace. Open source licensors also generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. In addition, if the license terms for the open source software that we use change, we may be forced to re-engineer our software, incur additional costs or discontinue the use of certain offerings if re-engineering could not be accomplished in a timely manner. Although we monitor our use of open source software to avoid subjecting our offerings to unintended conditions, there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our offerings. We cannot guarantee that we have incorporated open source software in our software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.
Risks Related to Raising Capital
As we endeavor to expand our business into sodium-ion BESS, we will incur significant costs and expenses, which could outpace our cash reserves. Unfavorable conditions or disruptions in the capital and credit markets may adversely impact business conditions and the availability of credit.
We intend to continue development of our iron flow battery technology for long-duration applications but streamline our Wilsonville operations, including reducing headcount, and reduce our expenses and cash burn to reallocate capital toward sodium-ion BESS. We expect to incur additional costs and expenses in the future related to the continued development and expansion of our business, including in connection with expanding our manufacturing capabilities to significantly increase production capacity, developing our products, maintaining and enhancing our research and development operations, expanding our sales, marketing, and business development activities in the United States and internationally, and growing our project management, field services and overall operational capabilities for delivering projects. We may not be able to reduce our expenses and cash burn to be able to reallocate sufficient capital toward the sodium-ion BESS and do not know whether our revenues will grow rapidly enough to absorb these costs or the extent of these expenses or their impact on our results of operations.
Disruptions in the global capital and credit markets as a result of an economic downturn, economic uncertainty, changing or increased regulation, or failures of significant financial institutions, as well as any negative perceptions about our long-term business prospects or the renewable energy sector as a whole, even if exaggerated or unfounded, could adversely affect our customers’ ability to access capital and could adversely affect our access to liquidity needed for business in the future. If we or our customers are unable to obtain additional capital as required, whether due to such disruptions or otherwise, we may be required to take further measures to conserve cash, including ongoing evaluation of workforce staffing requirements, further reduction of material purchases by continuing to minimize spending until firm orders are received, refining our focus on R&D and engineering project efforts towards highest priority, greatest return projects and additional reduction in outside vendor spending, until alternative credit arrangements or other funding for our business needs can be arranged, which may adversely affect our business, financial condition and results of operations.
We will need to raise additional capital in the near future, and it may not be available on acceptable terms, if at all.
We have incurred operating losses and cash outflows from operations since inception and we anticipate that losses will continue in the near term. During the three months ended March 31, 2026, we incurred net losses of $15.9 million and used $13.5 million of cash in operating activities. As of May 31, 2026, we had unrestricted cash and cash equivalents of $10.4 million and short-term investments of $3.2 million, or total liquid assets of $13.6 million.
As discussed in “Part I-Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, we will need additional debt or equity financing, strategic partnerships or other arrangements in order to meet our near-term operating cash flow requirements, and management continues to explore various alternatives for raising capital to facilitate our growth and execute our business strategy. However, these sources of capital may not be available on acceptable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance, the price of our common stock, investor sentiment generally or about the renewable energy sector specifically and our ability to incur additional debt in compliance with agreements governing our then-outstanding debt. These factors may make the timing, amount, terms or conditions of additional financings unattractive to us.
We may issue additional shares of our common stock or other equity securities in the future including pursuant to an ATM offering under our ATM program pursuant to which we can offer and sell our common stock having an aggregate gross sales price of up to $75 million and in connection with, among other things, future acquisitions or grants under the 2021 Plan and the ESPP without stockholder approval in a number of circumstances. Sales of our common stock in an ATM offering will also depend upon market conditions and other factors, including our liquidity needs, our trading volume and the share price of our common stock during the applicable pricing period for each sale.
The issuance of additional shares of common stock or other equity securities could have, among other things, one or more of the following effects: our existing stockholders’ proportionate ownership interest will decrease; the amount of cash available per share, including for payment of dividends in the future, may decrease; the relative voting strength of each previously outstanding share of our common stock may be diminished; and the market price of our common stock and/or warrants may decline.
If we raise additional funds by issuing debt securities, those securities may have rights, preferences or privileges senior to the rights of our currently issued and outstanding equity or debt. In addition, issued debt securities may contain covenants and limit our ability to pay dividends or make other distributions to stockholders. If we are unable to generate sufficient funds from operations or raise additional capital, our future operations and growth could be impeded or discontinued. These uncertainties cause substantial doubt to exist as to our ability to continue as a going concern for 12 months from the issuance of the financial statements included in this Quarterly Report on Form 10-Q. If we become unable to continue as a going concern, we could have to liquidate our assets, and potentially realize significantly less than the values at which they are carried on our financial statements, and stockholders could lose all or part of their investment in our common stock.
In response to the delay in obtaining funding commitments and negative macroeconomic trends, we have expanded certain cost reduction and cash conservation measures, including ongoing evaluation of workforce staffing requirements and essential business functions, and the implementation of a furlough for a substantial number of our employees as of May 30, 2025 to better align organizational costs with business continuity, further reduction of material purchases by continuing to minimize spending until firm orders are received, refining our focus on R&D and engineering project efforts towards highest priority, greatest return projects and additional reduction in outside vendor spending, and we may implement further measures. Such cash conservation activities may yield unintended consequences, such as attrition beyond any planned reduction in workforce or near-term delays in our ability to deliver products to our customers.

Our debt service obligations may adversely affect our financial condition and cash flows from operations.
On November 1, 2024, we entered into a Credit Agreement by and between the Company, as borrower, and Export-Import Bank of the United States, as lender, and related agreements related to the financing of two production lines. As of March 31, 2026, we had no outstanding borrowings under the Credit Agreement. The Credit Agreement provides for a secured loan facility in an aggregate principal amount of up to $22.7 million, of which $20 million is available to be borrowed for equipment financing and the balance will be used to finance an exposure fee and transaction expenses. The loan facility has a maturity date of June 30, 2031. Half of the proceeds of the loan facility may be used on a retroactive basis for the financing of our existing automated battery assembly line and the remainder may be used for the financing or refinancing of an additional line upon the closing of an equity raise milestone.
The Credit Agreement contains customary affirmative and negative covenants, including covenants limiting our ability to, among other things, grant liens, undergo certain fundamental changes, use financed goods for an unapproved purpose, make certain restricted payments, dispose of assets, and modify the project site lease, in each case, subject to limitations and exceptions set forth in the Credit Agreement. We are also required to meet or exceed specified trailing four quarter revenue targets, which financial covenant is tested quarterly.
Our obligations under the Credit Agreement are secured pursuant to a security agreement granting EXIM a first priority security interest in the financed equipment and a securities account containing collateral consisting of cash and cash equivalents in an amount equal to a substantial portion of the disbursements under the Credit Agreement that decreases upon the equity raise milestone and will be reported as restricted cash.
The Credit Agreement contains customary events of default including, among others, certain payment defaults, indebtedness cross defaults, covenant defaults, a change of control default, a material adverse change default, bankruptcy and insolvency defaults and judgment defaults. If an event of default exists, EXIM may require immediate payment of all obligations under the Credit Agreement and may exercise certain other rights and remedies provided for under the Credit Agreement, the other credit documents and applicable law. In the event of a payment default, a default interest rate will apply.
Additionally, on October 14, 2025, we issued a Promissory Note to Yorkville, which was subsequently amended, in the aggregate principal amount of up to $40 million (the “Promissory Note”), in two tranches consisting of a first tranche of $30 million and a second tranche of $10 million, in each case less an original issue discount of 8% and certain fees and expenses. The Promissory Note contains customary events of default.
Maintenance of our existing and any future indebtedness could also:
•cause us to dedicate a substantial portion of our cash flows from operations towards debt service obligations and principal repayments;
•increase our vulnerability to adverse changes in general economic, industry, and competitive conditions;
•limit our flexibility in planning for, or reacting to, changes in our business and our industry;
•impair our ability to obtain future financing for working capital, capital expenditures, acquisitions, general corporate, or other purposes; and
•due to limitations within the debt instruments, restrict our ability to grant liens on property, enter into certain mergers, dispose of all or substantially all of our assets, or materially change our business, subject to customary exceptions.
Risks Related to Our Common Stock and Warrants
The price of our common stock may be volatile.
The price of our common stock may fluctuate due to a variety of factors, including:
•changes in the industries in which we and our customers operate;
•variations in our operating performance and the performance of our competitors in general;
•actual or anticipated fluctuations in our quarterly or annual operating results;

•the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
•our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;
•additions and departures of key personnel;
•changes in laws and regulations affecting our business;
•commencement of, or involvement in, litigation involving us;
•changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
•publication of research reports by securities analysts about us or our competitors or our industry;
•sales of shares of our common stock by our existing stockholders;
•short selling activities;
•the trading volume of our shares and the volume of shares of our common stock available for public sale; and
•general economic and political conditions such as recessions, interest rates, fuel prices, inflation, instability in the banking sector and financial markets, foreign currency fluctuations, changing international trade policies, social, political and economic risks, hostilities or the perception that hostilities may be imminent, terrorism, military conflict and acts of war, including the escalation of the Russia-Ukraine conflict, geopolitical tensions involving China, the conflict between the U.S., Israel and Iran, tensions in the Middle East, and U.S. interventions in Venezuela and the related responses, including sanctions or other restrictive actions, by the United States and/or other countries.
These market and industry factors may materially reduce the market price of our common stock regardless of our operating performance and such impact may be exacerbated during periods of greater economic and market volatility.
In addition, we have been and in the future may again be the subject of a report issued by activist short sellers. Any such report, even if it contains false and misleading statements about the Company, may cause our stock price to experience volatility.
A sale of a significant portion of our total outstanding shares into the market may cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time, including pursuant to an ATM offering under our ATM program pursuant to which we can offer and sell our common stock having an aggregate gross sales price of up to $75 million. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. In particular, because the purchase price per share to be paid by the investors for shares of common stock that we may elect to sell in an ATM offering would fluctuate based on the market prices of our common stock during the applicable pricing period for each of those sales, it is not possible for us to predict, the number of shares of common stock that we would sell in such an offering, the purchase price per share or the net proceeds that we would receive from those purchases in such an offering. At a lower purchase price per share or if our need for additional liquidity is greater or occurs sooner than expected, we may also sell a correspondingly larger number of shares in an ATM offering. Further, the resale by the Investor of a significant amount of shares at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile.
We maintain a shelf registration statement on Form S-3 pursuant to which we may, from time to time, sell up to an aggregate of $300 million of our common stock, preferred stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts, or units. We have also filed, or may be required to file, registration statements with the SEC to register shares of our common stock for certain stockholders who have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. We have also filed registration statements with the SEC to register shares reserved for future issuance under our equity compensation plans.

Registration of these shares under the Securities Act results in the shares becoming freely tradable in the public market, subject to the restrictions of Rule 144 in the case of our affiliates.
Any issuance of securities under the shelf registration statement may cause stockholders to experience significant dilution of their ownership interests and any sales of securities by us or our stockholders under the registration statements could have a material adverse effect on the market price for our common stock. For example, we sold an aggregate of 6,458,634 shares of common stock at a weighted average sales price of $3.87 per share under the SEPA and issued an additional 157,768 shares of common stock as a commitment fee, each of which were dilutive to our shareholders. Sales of our common stock pursuant to the exercise of registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause the trading price of our common stock to fall and make it more difficult for you to sell shares of our common stock at a time and price that you deem appropriate.
We have warrants outstanding that are exercisable for our common stock, which, if exercised, would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
As of March 31, 2026, we had outstanding 11,461,227 Public Warrants to purchase an aggregate of 764,081 shares of our common stock. Each fifteen Public Warrants are exercisable for one share of common stock at an exercise price of $172.50 per share. We also had outstanding a warrant issued to SMUD exercisable for up to 33,333 shares of our common stock at an exercise price of $64.44 per share, with the vesting of the shares underlying the warrant being subject to the achievement of certain commercial milestones through December 31, 2030 pursuant to a related commercial agreement; the Investment Warrant held by Honeywell Ventures exercisable for up to 708,775 shares of common stock at an exercise price of $28.35 per share; the IP Warrant held by Honeywell Ventures exercisable for up to 417,997 shares of common stock at an exercise price of $43.50 per share; and the initial Performance Warrant held by UOP exercisable for up to 51,717 shares of common stock at an exercise price of $21.75 per share; Bridge Financing Warrants held by Yorkville exercisable for up to 129,312 shares of common stock at an exercise price of $3.48 per share; Promissory Note Warrants exercisable for an aggregate number of up to 1,052,104 shares of common stock at an exercise price of $9.98 per share; and RDO warrants held by various investors exercisable for up to 4,350,000 shares of common stock at an exercise price of $1.75, of which $1.74999 was paid via the pre-funding as of January 30, 2026.
We may issue additional Performance Warrants to UOP (not to exceed an aggregate value of $15 million based on target purchase amounts of up to $300 million by 2030) on an annual basis for the five-year period beginning in 2026, based on UOP’s purchase of additional equipment pursuant to the Supply Agreement. The additional Performance Warrants will have an exercise price equal to the volume-weighted average price of our common stock for the last fifteen (15) trading days of the relevant calendar year for which such additional Performance Warrant is being issued.
To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the prevailing market prices of our common stock. For further information, see Note 11, Common Stock Warrants, to our condensed consolidated financial statements in the Q1 Form 10-Q.
The terms of our warrants may be amended from time to time.
Our Public Warrants were issued in registered form under a warrant agreement with Continental Stock Transfer & Trust Company, as warrant agent. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, but requires the approval by the holders of 65% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of 65% of the then-outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of 65% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant. We may also lower the exercise price for our Public Warrants in our sole discretion at any time prior to the expiration date, subject to compliance with certain notice and timing requirements. The warrant issued to SMUD, the Investment Warrant, the IP Warrant, the initial Performance Warrant, the Yorkville Promissory Note Warrants, and the RDO Warrants may all be amended with the consent of the respective holders thereof. The Bridge Financing Warrants may be amended with the consent of the holders of 50% of the aggregate amount outstanding of such warrants.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our common stock equals or exceeds $270.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants.
In addition, we have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of our common stock equals or exceeds $150.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of shares of common stock determined based on the redemption date and the fair market value of our common stock. The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.02407 shares of common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.
We do not expect to declare any dividends in the foreseeable future.
We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may not occur for some time or not at all, as the only way to realize any future gains on their investment.
There can be no assurance that we will be able to continue to satisfy the continued listing standards of the NYSE.
On March 24, 2025, we received a written notice from the NYSE (the “Notice”) indicating that we did not satisfy the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual, as our average global market capitalization over a consecutive 30 trading-day period was less than $50 million (the “Minimum Market Capitalization Standard”) and, at the same time, our stockholders’ equity was less than $50 million. As described in the Notice, as of March 21, 2025, our 30 trading-day average global market capitalization was approximately $47.8 million and our last reported stockholders’ equity as of September 30, 2024, was approximately $49.2 million.
In accordance with applicable NYSE procedures, we timely submitted a plan to the NYSE on May 7, 2025 advising it of the definitive actions we have taken, are taking, or plan to take that we anticipate will bring us into conformity with the NYSE’s Minimum Market Capitalization Standard within 18 months of receipt of the Notice (the “Cure Period”). On June 17, 2025, the NYSE observed and notified us that our then current global market capitalization was less than $15 million. Section 802.01B of the NYSE’s Listed Company Manual provides that the NYSE will promptly initiate suspension and delisting procedures if a company is determined to have an average global market capitalization over a consecutive 30 trading-day period of less than $15 million regardless of the original standard under which it listed.
On August 19, 2025, we received written notice that the NYSE’s Listings Operations Committee accepted our submission, and NYSE Regulation senior management acknowledged the acceptance. The NYSE will conduct quarterly reviews during the 18 months from our receipt of the Notice for compliance with the goals and initiatives outlined in our plan (the “Plan Period”). In addition, at the beginning of each fiscal quarter during the Plan Period, the NYSE will disclose to us any unpaid listing and annual fees owed by us to the NYSE exchange as of the end of the most recently completed calendar quarter. During our Plan Period, we will not be considered to be in compliance with our plan unless we have paid in full all of the aforementioned outstanding fees.
If either (1) we fail to comply with our plan or do not meet the NYSE’s Minimum Market Capitalization Standard at the end of the Cure Period, (2) we are determined to have an average global market capitalization over a consecutive 30 trading-day period of less than $15 million, or (3) do not pay all outstanding fees within 45 days of the quarterly disclosure of any such fees and prior to the completion of our Plan Period, we will be subject to NYSE’s prompt initiation of suspension and delisting procedures.
In addition, on June 9, 2026, we received a written notice from the NYSE indicating that we did not satisfy the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”), as the average closing price of our common stock was less than $1.00 per share over a consecutive 30 trading-day period. As of June 8, 2026, the 30 trading-day average closing share price of our common stock was $0.98.
Section 802.01C requires us to notify the NYSE, within 10 business days of receipt of the Notice, of our intent to cure this deficiency. We intend to notify the NYSE within this time period that we intend to regain compliance. Pursuant to Section 802.01C, we have a period of six months following receipt of the Notice to regain compliance with the minimum share price requirement. We can regain compliance with the minimum share price requirement at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period, we have a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. If we determine to remedy the non-compliance by taking action that will require shareholder approval, we must obtain shareholder approval no later than its next annual meeting and implement such action promptly thereafter.
We intend to monitor closely the closing bid price of our common stock and to consider plans for regaining compliance with Section 802.01C, including initiating a reverse stock split. While we plan to review all available options, there can be no assurance that it will be able to regain compliance with the applicable rules during the six-month compliance period, any subsequent extension period, or at all.
If the NYSE delists our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we and our stockholders could face significant material adverse consequences including:
•a limited availability of market quotations for our securities;
•reduced liquidity for our securities;
•a determination that our common stock is a “penny stock” which would require brokers trading in the common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;
•a limited amount of news and analyst coverage;
•a decreased ability or even an inability to issue additional securities or obtain additional financing in the future, including pursuant to an ATM offering; and
•an impairment of our ability to provide equity incentives to our employees.
In the event of a delisting, we can provide no assurance that any action taken by us to restore or otherwise meet compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, or prevent future non-compliance with the NYSE’s or another exchange’s listing requirements.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common stock.
Securities research analysts may establish and publish their own periodic projections for us. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.
We may be subject to short selling strategies that may drive down the market price of our common stock.
Short selling occurs when an investor borrows a security and sells it on the open market, with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares. Because it is in the short seller’s best interests for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects, and similar matters calculated to or which may create negative market momentum. Short sellers can publicly attack a company’s reputation and business on a broader scale via online postings. In the past, the publication of such commentary about us by a self-described short seller has precipitated a decline in the market price of our common stock, and future similar efforts by other short sellers may have similar effects. Companies that are subject to unfavorable allegations promoted by short sellers, even if untrue, may have to expend a significant amount of resources to investigate such allegations and defend themselves.
Provisions in our amended and restated certificate of incorporation, as amended, and amended and restated bylaws and Delaware law might discourage, delay or prevent a change in control of the Company or changes in management and, therefore, depress the market price of our common stock.
Our certificate of incorporation (as amended, the “Charter”) and amended and restated bylaws contain provisions that could delay or prevent a change of control of the Company or changes in our board of directors that our stockholders might consider favorable. These provisions, among other things:
•establish a classified board of directors so that not all members of our board are elected at one time;
•permit only our board of directors to establish the number of directors and fill vacancies on the board;
•provide that directors may only be removed “for cause” and only with the approval of a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors;
•authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan (also known as a “poison pill”);
•eliminate the ability of our stockholders to call special meetings of stockholders;
•prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;
•prohibit cumulative voting by stockholders at any election of directors;
•authorize our board of directors to amend the bylaws;
•establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings; and
•require a super-majority vote of stockholders to amend some of the provisions described above.
In addition, Section 203 of the Delaware General Corporation Law (the “DGCL”), prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Any provision of our Charter, amended and restated bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our common stock.
Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) is the exclusive forum for the following (except for any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction):
•any derivative action or proceeding brought on our behalf;
•any action asserting a claim of breach of fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or to the Company’s stockholders;
•any action arising pursuant to any provision of the DGCL, our Charter or our amended and restated bylaws; and
•any action asserting a claim against us that is governed by the internal affairs doctrine.
This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated bylaws further provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act against any person in connection with any offering of the Company’s securities, including any auditor, underwriter, expert, control person, or other defendant. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing, holding or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find these types of provisions to be inapplicable or unenforceable, and if a court were to find the exclusive forum provision in our amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could materially adversely affect our business.
Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Our Charter and amended and restated bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the DGCL, our amended and restated bylaws and our indemnification agreements that we have entered into with our directors and officers provide that:
•we indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;
•we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;
•we are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;
•we are not obligated, pursuant to our amended and restated bylaws, to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification;
•the rights conferred in our amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and
•we may not retroactively amend our amended and restated bylaw provisions to reduce our indemnification obligations to directors; officers, employees and agents.
While we maintain a directors’ and officers’ insurance policy to the fullest extent permitted by the DGCL, such insurance may not be adequate to cover all liabilities that we may incur, which may reduce our available funds to satisfy third-party claims and may materially adversely affect our cash position.